EXHIBIT 10.9

                                CREDIT AGREEMENT

                                      AMONG

                              LENNAR LAND PARTNERS,
                                   AS BORROWER

                                       AND
                       THE FIRST NATIONAL BANK OF CHICAGO,
                               NATIONSBANK, N.A.,
                         CREDIT LYONNAIS ATLANTA AGENCY,
              BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION,
                                 COMERICA BANK,
                              FLEET NATIONAL BANK,
                         GUARANTY FEDERAL BANK, F.S.B.,
             THE INDUSTRIAL BANK OF JAPAN, LIMITED, ATLANTA AGENCY,
                        U. S. BANK NATIONAL ASSOCIATION,
                         PNC BANK, NATIONAL ASSOCIATION,
                                SOCIETE GENERALE,
                                  AMSOUTH BANK,
                       BARNETT BANK, N.A., SOUTH FLORIDA,
                         THE DAI-ICHI KANGYO BANK, LTD.,
                        THE FUJI BANK AND TRUST COMPANY,
                               KREDIETBANK, N.V.,
                                  SAKURA BANK,
                         SUNTRUST BANK, MIAMI, N.A. AND
                                 BANQUE PARIBAS

                                       AND

                       THE FIRST NATIONAL BANK OF CHICAGO,
                      AS ARRANGER AND ADMINISTRATIVE AGENT,
              BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION,
                            AS SYNDICATION AGENT AND
                                  COMERICA BANK
                             AS DOCUMENTATION AGENT
              NATIONSBANK, N.A. AND CREDIT LYONNAIS ATLANTA AGENCY,
                               AS MANAGING AGENTS
              FLEET NATIONAL BANK AND GUARANTY FEDERAL BANK, F.S.B.
                                  AS CO-AGENTS

                         CLOSING DATE: NOVEMBER 3, 1997


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                                TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
ARTICLE I  CERTAIN DEFINED TERMS.................................................1
         SECTION 1.01.     Certain Defined Terms.................................1
         SECTION 1.02.     Computation of Time Periods..........................23
         SECTION 1.03.     Accounting Terms.....................................23

ARTICLE II  THE CREDITS.........................................................23
         SECTION 2.01.     Commitments..........................................23
         SECTION 2.02.     Types of Advances; Mandatory Principal Payments;
                           Final Maturity.......................................24
         SECTION 2.03.     Optional Principal Payments..........................25
         SECTION 2.04.     Commitment Fee and Reduction of Commitments..........26
         SECTION 2.05.     Method of Borrowing..................................26
         SECTION 2.06.     Method of Selecting Types and Interest Periods
                           for Advances.........................................26
         SECTION 2.07.     Method of Selecting Types and Interest Periods
                           for Conversion and Continuation of Advances..........27

         SECTION 2.08.     Minimum Amount of Each Advance.......................28
         SECTION 2.09.     Rate after Maturity..................................28
         SECTION 2.10.     Method of Payment....................................28
         SECTION 2.11.     Notes; Telephonic Notices............................29
         SECTION 2.12.     Interest Payment Dates; Interest and Fee Basis.......29
         SECTION 2.13.     Notification of Advances, Interest Rates,
                           Prepayments and Commitment Reductions................29
         SECTION 2.14.     Lending Installations................................30
         SECTION 2.15.     Facility Letters of Credit...........................30
         SECTION 2.16.     Non-Receipt of Funds by the Agent....................36
         SECTION 2.17.     Withholding Tax Exemption............................36
         SECTION 2.18.     Unconditional Obligation to Make Payments............37
         SECTION 2.19.     Compensating Balances................................37
         SECTION 2.20.     Extension of Facility A Termination Date.............37
         SECTION 2.21.     Determination of Borrowing Base......................38

ARTICLE III  CHANGE IN CIRCUMSTANCES............................................39
         SECTION 3.01.     Yield-Protection.....................................39
         SECTION 3.02.     Changes in Capital Adequacy Regulations..............39
         SECTION 3.03.     Availability of Types of Advances....................40
         SECTION 3.04.     Funding Indemnification..............................40
         SECTION 3.05.     Lender Statements: Survival of Indemnity.............41

                                     -(i)-

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ARTICLE IV  REPRESENTATIONS AND WARRANTIES......................................41
         SECTION 4.01.     Organization, Powers, etc. of Borrower...............41
         SECTION 4.02.     Organization, Powers, Etc. of
                           Subsidiary Guarantor.................................41
         SECTION 4.03.     Organization, Powers, Etc. of Lennar and LNR.........42
         SECTION 4.04.     Authorization and Validity of this Agreement,
                           Etc. of Borrower.....................................42
         SECTION 4.05.     Authorization and Validity of this Agreement,
                           Etc. By Subsidiary Guarantor.........................42
         SECTION 4.06.     Authorization and Validity of this Agreement,
                           Etc. By Lennar and LNR...............................43
         SECTION 4.07.     INTENTIONALLY OMITTED................................43
         SECTION 4.08.     INTENTIONALLY OMITTED................................43
         SECTION 4.09.     No Material Adverse Effect...........................44
         SECTION 4.10.     Title to Properties..................................44
         SECTION 4.11.     Litigation...........................................44
         SECTION 4.12.     Payment of Taxes by Subsidiary Guarantors............44
         SECTION 4.13.     Agreements...........................................44
         SECTION 4.14.     Foreign Direct Investment Regulations................45
         SECTION 4.15.     Federal Reserve Regulations..........................45
         SECTION 4.16.     Consents, Etc........................................45
         SECTION 4.17.     Compliance with Applicable Laws......................45
         SECTION 4.18.     Relationship of the Borrower and the
                           Subsidiary Guarantors................................46
         SECTION 4.19.     Subsidiaries; Joint Ventures.........................46

         SECTION 4.20.     ERISA................................................47

         SECTION 4.21.     Investment Company Act...............................47
         SECTION 4.22.     Public Utility Holding Company Act...................47
         SECTION 4.23.     Post-Retirement Benefits.............................47
         SECTION 4.24.     Insurance............................................47
         SECTION 4.25.     Environmental Representations........................47
         SECTION 4.26.     Security Documents...................................48
         SECTION 4.27.     Solvency.............................................48

         SECTION 4.28.     No Misrepresentation.................................48
         SECTION 4.29.     No Encroachments; Licenses and Permits...............48
         SECTION 4.30.     Independent Units....................................49
         SECTION 4.31.     Minimum Tangible Net Worth...........................49
         SECTION 4.32.     Stevenson Ranch Venture L............................49

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ARTICLE V  CONDITIONS PRECEDENT.................................................49
         SECTION 5.01.     Conditions of Effectiveness..........................49
         SECTION 5.02.     Conditions Precedent to All Borrowings...............54

ARTICLE VI  AFFIRMATIVE COVENANTS...............................................56
         SECTION 6.01.     Existence, Properties, etc...........................56

         SECTION 6.02.     Notice...............................................56

         SECTION 6.03.     Payments of Debts, Taxes, Etc........................56
         SECTION 6.04.     Accounts and Reports.................................57
         SECTION 6.05.     Access to Premises and Records.......................60
         SECTION 6.06.     Maintenance of Properties and Insurance..............60
         SECTION 6.07.     Financing; New Investments...........................60
         SECTION 6.08.     Compliance with Applicable Laws......................61
         SECTION 6.09.     Use of Proceeds......................................61
         SECTION 6.10.     Further Assurances...................................61
         SECTION 6.11.     Appraisals...........................................61

ARTICLE VII  NEGATIVE COVENANTS.................................................62
         SECTION 7.01.     Minimum Tangible Net Worth...........................62
         SECTION 7.02.     Limitation on Indebtedness...........................62
         SECTION 7.03.     Guaranties...........................................62
         SECTION 7.04.     Sale of Assets; Acquisitions; Merger.................63
         SECTION 7.05.     Investments..........................................63
         SECTION 7.06.     Subordinated Debt....................................64
         SECTION 7.07.     No Margin Stock......................................64
         SECTION 7.08.     Transactions with Affiliates.........................64
         SECTION 7.09.     Fixed Charge Coverage................................65
         SECTION 7.10.     Pro Forma Fixed Charge Coverage......................65
         SECTION 7.11.     Restrictions on Distributions........................65
         SECTION 7.12.     Liens and Encumbrances...............................66

ARTICLE VIII  COLLATERAL........................................................66
         SECTION 8.01.     Security for Obligations.............................66
         SECTION 8.02.     Collateral Documentation.............................66
         SECTION 8.03.     Powers and Duties of the Borrower and
                           Subsidiary Guarantors with Respect to
                           the Collateral.......................................66

                                    -(iii)-

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         SECTION 8.04.     Power of Attorney....................................66
         SECTION 8.05.     Joinder in Subdivision Plats, Subdivision
                           Maps or Parcel Maps..................................67
         SECTION 8.06.     Sale of Lots.........................................67
         SECTION 8.07.     Partial Releases of Lots.............................67

ARTICLE IX  EVENTS OF DEFAULT...................................................70
         SECTION 9.01.     Events of Default....................................70
         SECTION 9.02.     Acceleration.........................................72
         SECTION 9.03.     Rights as to Collateral..............................73
         SECTION 9.04.     Application of Funds.................................75

ARTICLE X  THE AGENT............................................................76
         SECTION 10.01.    Appointment..........................................76

         SECTION 10.02.    Powers...............................................76

         SECTION 10.03.    General Immunity.....................................76
         SECTION 10.04.    No Responsibility for Loans, Recitals, Etc...........76
         SECTION 10.05.    Employment of Agents and Counsel.....................77
         SECTION 10.06.    Reliance on Documents; Counsel.......................77
         SECTION 10.07.    No Waiver of Rights..................................77
         SECTION 10.08.    Knowledge of Event of Default........................78
         SECTION 10.09.    Agent's Reimbursement and Indemnification............78
         SECTION 10.10.    Notices to the Borrower or Subsidiary Guarantor......78
         SECTION 10.11.    Action on Instructions of Lenders....................78
         SECTION 10.12.    Lender Credit Decision...............................79
         SECTION 10.13.    Resignation or Removal of the Agent..................79
         SECTION 10.14.    Benefits of Article X................................79
         SECTION 10.15.    Agent's Custodial Duties.............................79
         SECTION 10.16.    Collateral Value Determination;
                           Determination Assumptions............................81

ARTICLE XI  RATABLE PAYMENTS....................................................81
         SECTION 11.01.    Ratable Payments.....................................81

ARTICLE XII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..................81
         SECTION 12.01.    Successors and Permitted Assigns.....................81
         SECTION 12.02.    Participations.......................................82
         SECTION 12.03.    Assignments..........................................83

ARTICLE XIII  MISCELLANEOUS.....................................................84

                                     -(iv)-

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         SECTION 13.01.    Notice...............................................84
         SECTION 13.02.    Survival of Representations..........................84

         SECTION 13.03.    Expenses.............................................84

         SECTION 13.04.    Indemnification of the Lenders and the Agent.........84
         SECTION 13.05.    Maximum Interest Rate................................85
         SECTION 13.06.    Modification of Agreement............................85
         SECTION 13.07.    Preservation of Rights...............................86
         SECTION 13.08.    Joint and Several Obligations of Borrower;
                           Several Obligations of Lenders.......................87
         SECTION 13.09.    Severability.........................................87
         SECTION 13.10.    Counterparts.........................................87
         SECTION 13.11.    Representation and Warranty by the Lenders...........87
         SECTION 13.12.    The Borrower as Agent for Each
                           Subsidiary Guarantor.................................87
         SECTION 13.13.    Loss, Etc., Notes or Subsidiary Guarantees...........87
         SECTION 13.14.    Governmental Regulation..............................88
         SECTION 13.15.    Taxes................................................88
         SECTION 13.16.    Headings.............................................88

         SECTION 13.17.    Entire Agreement.....................................88
         SECTION 13.18.    CHOICE OF LAW........................................88
         SECTION 13.19.    CONSENT TO JURISDICTION..............................88
         SECTION 13.20.    WAIVER OF JURY TRIAL.................................89

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                                     -(v)-

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                                    EXHIBITS

EXHIBIT                             DESCRIPTION

  A             Facility A Note

  B             Facility B Note

  C             Assignment Agreement

  C-1           Notice of Assignment

  C-2           Consent and Release

  D             Form of Mortgage/Deed of Trust and Security Agreement,

  E             Joinder Agreement

  F             Pricing Grid

  G             Borrowing Base Certificate

  H             Environmental Indemnity

  I             Subsidiary Guaranty

  J             Lennar and LNR Guaranty

  K             Security Agreement (Capital Stock and Partnership Interests)

  L             Requirements for Entitled Land


                                     -(vi)-

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                                    SCHEDULES

                                                                                  WHERE FOUND
SCHEDULE                            DESCRIPTION                                   IN AGREEMENT
--------                            -----------                                   ------------
  I                        Subsidiaries and Joint Venture Subsidiaries          (Definition of
                           of Borrower which are Subsidiary Guarantors          "Subsidiary Guarantor")

  II                       Lenders                                              Opening Paragraph

  III                      Mortgaged Property/Real Estate Owned                 (Definition of
                                                                                "Mortgaged Property")

  IV                       Required Consents                                       4.16

  V                        Subsidiaries and Joint Ventures                         4.19

  VI                       Permitted Liens                                      (Definition of
                                                                                "Permitted Liens")

  VII                      Mortgage Filing Offices                                 4.26(a)

  VIII                     UCC Filing Offices                                      4.26(b)
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                                    -(vii)-

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         CREDIT AGREEMENT, dated as of October 31, 1997, among LENNAR LAND
PARTNERS, a general partnership formed under the laws of the State of Florida (the "Borrower"), the lenders listed in Schedule II hereto (hereinafter collectively referred to as the "Lenders"), and THE FIRST NATIONAL BANK OF CHICAGO, as Agent (the "Agent").

                                     RECITAL

         The Borrower desires to obtain from the Lenders and the Lenders are willing to provide to the Borrower loans and letters of credit in an aggregate principal amount outstanding from time to time not to exceed $225,000,000, upon the terms and subject to the conditions hereinafter set forth.

                                    AGREEMENT

         In consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I

                              CERTAIN DEFINED TERMS

         SECTION 1.01. CERTAIN DEFINED TERMS. As used herein, each of the following terms shall have the meaning ascribed to it below, which meaning shall be applicable to both the singular and plural forms of the terms defined:

         "ADDITIONAL MORTGAGED PROPERTY" means each Property added as a Mortgaged Property in the manner described in Section 2.21(c).

         "ADJUSTED TANGIBLE NET WORTH" means, at any date, Tangible Net Worth at such date less, to the extent not already deducted in the definition of Tangible Net Worth, the aggregate of all of the following at such date: (i) the stockholders' equity of each Subsidiary which is not a Subsidiary Guarantor hereunder, (ii) the capital account of the Borrower and each Subsidiary in a Joint Venture wherein the Joint Venture is not a Subsidiary Guarantor hereunder and (iii) the principal amount of any loan or commitment to loan to any Subsidiary or Joint Venture wherein the Borrower is an owner or venturer which is not a Subsidiary Guarantor hereunder.

         "ADVANCE" includes any or all of a Facility A Advance and a Facility B Advance.

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "AGENT" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender or an Issuer, and any successor Agent appointed pursuant to Article X.

         "AGREEMENT DATE" means October 31, 1997.

         "AGGREGATE COMMITMENT" means, at any time, the sum of the then applicable Aggregate Facility A Commitment and Aggregate Facility B Commitment.

         "AGGREGATE FACILITY A COMMITMENT" means $125,000,000, as such amount may be reduced from time to time pursuant to the terms hereof.

         "AGGREGATE FACILITY B COMMITMENT" means $100,000,000, as such amount may be reduced from time to time pursuant to the terms hereof.

         "AGGREGATE LETTER OF CREDIT COMMITMENT" means $20,000,000, as such amount may be reduced from time to time pursuant to the terms hereof.

         "AGREEMENT" means this Credit Agreement, including the exhibits and schedules hereto, as it may be amended, renewed, modified or restated and in effect from time to time.

         "APPLICABLE MARGIN" shall be determined in accordance with the pricing grid set forth as Exhibit "F" hereto.

         "APPRAISAL" means, with respect to any Property, a written appraisal of such Property prepared by an MAI appraiser approved by the Agent in writing, which appraisal is acceptable to the Agent and the Majority Lenders, done in conformity with the following standards: Uniform Standards of Professional Appraisal Practice, the requirements of the Code of Professional Ethics, Financial Institutions Reform and Recovery Act and the Standards of Professional Appraisal Practice of the Appraisal Institute and the Appraisal Guidelines set forth by the Office of the Controller of the Currency and the Federal Reserve Board.

         "APPRAISED VALUE" means the "as is" value of the land as determined by the Appraisal for the Real Estate.

         "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

         "AUTHORIZED OFFICER" means any Person designated by the Borrower in writing to act as an Authorized Officer hereunder, acting singly.

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         "BORROWER" has the meaning assigned to that term in the introductory paragraph of this Agreement. All of the Partners of the Borrower shall be jointly and severally liable as Borrower under this Agreement, the Notes, and all other Loan Documents.

         "BORROWER OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Notes, all Facility Letter of Credit Obligations; all accrued and unpaid fees, all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents, and all Rate Hedging Obligations of the Borrower to the Lenders, any Lender or to the Agent.

         "BORROWER SECURITY DOCUMENTS" means collectively the Borrower Mortgages, Security Agreement (Capital Stock and Partnership Interests) and all other security documents hereafter delivered to the Agent granting a Lien on any asset or assets of the Borrower to secure the Borrower Obligations.

         "BORROWER'S COUNSELS' OPINIONS" means those opinions of counsel described in Section 5.01(r) and (s).

         "BORROWER'S ORGANIZATIONAL DOCUMENTS" means those documents described in Section 5.01(y) hereof.

         "BORROWING BASE" means, from time to time, the sum of the following amounts, all as reflected from time to time in accordance with GAAP consistently applied in the consolidated balance sheet of the Borrower but only to the extent the same constitutes Collateral: (i) 65% of the Net Book Value of all Finished Lots owned by the Borrower or a Subsidiary Guarantor, (ii) 50% of the Net Book Value of all Land Under Development owned by the Borrower or a Subsidiary Guarantor, (iii) 30% of the Net Book Value of all Unimproved Entitled Land owned by the Borrower or a Subsidiary Guarantor, (iv) zero percent (0%) of the Net Book Value of all Unentitled Land owned by the Borrower or a Subsidiary Guarantor; and (v) 50% of the Net Book Value of Real Estate included in a project which is under development that is not designated to be used for the construction of housing units; PROVIDED that the amount determined pursuant to this clause shall not exceed five percent (5%) of the Borrowing Base; PROVIDED FURTHER that notwithstanding anything to the contrary provided herein, any asset which is encumbered by a Lien (other than a Permitted Lien, other than Permitted Liens described in clauses (a) and (d)) shall not be included in the calculation of the Borrowing Base pursuant to clauses (i) through (v) above; PROVIDED FURTHER, the Net Book Value of the Bramalea Land shall be adjusted for the Purchase Price Accounting Adjustment and, provided further, no Mortgaged Property shall be included in the Borrowing Base, unless and until all of the conditions precedent set forth in Section 5.01 with respect to such Mortgaged Property have been satisfied.

         "BORROWING BASE CERTIFICATE" means a certificate of the Borrower setting forth the components of the Borrowing Base, substantially in the form of Exhibit "G" delivered under this Agreement. The Borrowing Base Certificate shall describe all of the Finished Lots, Land Under Devel-opment, Unimproved Entitled Land, Unentitled Land, and other Real Estate. The Borrowing Base Certificate shall further describe any change in condition from the last preceding delivered Borrowing Base Certificate.

         "BORROWING DATE" means a date on which an Advance is made hereunder.

         "BORROWING NOTICE" is defined in Section 2.06.

         "BRAMALEA" means Bramalea California, LLC, a California limited liability company.

         "BRAMALEA LAND" means that certain Property owned by Bramalea that is a part of the Borrowing Base.

         "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Fixed Rate Advances, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago and New York and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago.

         "CAPITAL STOCK" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

         "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "CLOSING DATE" means the date on which the Lenders shall first become obligated to make Advances after satisfaction or waiver of all of the conditions precedent set forth in Section 5.01 and Section 5.02.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COLLATERAL" means, at any time, any assets owned by the Borrower or a Subsidiary Guarantors that then are subject to a Lien in favor of the Agent as security for the Obligations.

         "COLLATERAL DOCUMENTS" is defined in Section 10.15(a).

         "COMMITMENT" means, for each of the Lenders, the Facility A Commitment and the Facility B Commitment of such Lender.

         "COMMITMENT FEE" means the fee determined in accordance with the pricing grid set forth as Exhibit "F" hereto.

         "CONDEMNATION PROCEEDS" means all compensation, awards, rights of action and proceeds awarded to the Borrower or any Subsidiary Guarantor by reason of any Taking.

         "CONSOLIDATED INTEREST INCURRED" means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued, of the Borrower, and its consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letter of credit financings and interest swap and hedging obligations, in each case to the extent attributable to such period PLUS (b) the amount of dividends accrued or payable by any of the consolidated Subsidiaries in respect of Disqualified Capital Stock (other than by a Subsidiary of the Borrower to the Borrower or a Subsidiary Guarantor), PROVIDED, HOWEVER, that interest, dividends or other payments or accruals of a consolidated Subsidiary that is not wholly owned shall be included only to the extent of the interest of the Borrower in such Subsidiary. For purposes of this definition, (x) interest on Capitalized Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by the Borrower or a Subsidiary of the Borrower of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

         "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of the Borrower and the consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED, that (i) net income (or loss) of any other Person which is not a Subsidiary or is accounted for by such Person by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the Borrower or a consolidated Subsidiary, (ii) the net income (or loss) of any other Person acquired by the Borrower or a consolidated Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock), shall be excluded, and (iv) the net income, if positive, of any of the consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such consolidated Subsidiary shall be excluded, PROVIDED, HOWEVER, in the case of

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exclusions from Consolidated Net Income set forth in clauses (ii), (iii) and
(iv), such amounts shall be excluded only to the extent included in computing such net income (or loss) in accordance with GAAP and without duplication; PROVIDED FURTHER, HOWEVER, that for purposes of determining Consolidated Net Income, the net income of any Person which is not a Subsidiary Guarantor shall be excluded.

         "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract. With respect to the Borrower, Contingent Obligation includes, without limitation of the foregoing, obligations under reimbursement agreements with financial institutions (including Lenders) relating to letters of credit issued by such financial institutions for the account of Borrower.

         "CONVERSION/CONTINUATION NOTICE" is defined in Section 2.07(d).

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "CORPORATE BASE RATE" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

         "DEFAULT RATE" means the rate after maturity as provided for in Section 2.09.

         "DISQUALIFIED CAPITAL STOCK" means (a) except as set forth in (b), with respect to any Person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its subsidiaries, in whole or in part, on or prior to the stated maturity of the securities, and (b) with respect to any subsidiary of such Person (including with respect to any Subsidiary of the Borrower), any Capital Stock other than any common stock with no preference, privileges, or redemption or repayment provisions.

         "DISTRIBUTION" means (i) any dividend or other distribution, direct or indirect, on account of any equity interest of the Borrower or of any Subsidiary (other than those payable or distributable solely to the Borrower or a Subsidiary Guarantor) now or hereafter outstanding, except (i) a dividend payable solely in shares of a class of stock to the holders of that class; (ii) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of either of the Borrower or of any

Subsidiary (other than those payable or distributable solely to the Borrower or a Subsidiary Guarantor) now or hereafter outstanding; (iii) any payment made to retire, or obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or of any Subsidiary now or hereafter outstanding; and (iv) any issuance and sale of Capital Stock of any Subsidiary other than to the Borrower.

         "DOLLARS" and the sign "$" each means lawful money of the United States of America.

         "DUFF & PHELPS" means Duff & Phelps Credit Rating Co. or any Person succeeding to the securities rating business of such company.

         "ENGINEER" means each reputable engineer approved by the Agent licensed as such in the state, province or other jurisdiction in which the Property in question is located and experienced with real estate of the same type as the Properties.

         "ENGINEERING REPORT" means with respect to any Property, a written report prepared by an Engineer describing and analyzing the physical condition of the Improvements of such Property and otherwise in form and substance reasonably satisfactory to the Agent.

         "ENTITLED LAND" means a parcel of Real Estate constituting a part of the Mortgaged Property owned by the Borrower or a Subsidiary Guarantor which is to be developed primarily for residential dwelling units and which satisfies the requirements for the state and county wherein it is located as more particularly described in the Requirements for Entitled Land attached hereto as Exhibit L.

         "ENVIRONMENTAL CLAIM" means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of the employees) which seeks to impose liability under any Environmental Law.

         "ENVIRONMENTAL INDEMNITY" means one or more environmental indemnity agreements dated as of the Closing Date in substantially the form attached as Exhibit "H" executed or to be executed by the Borrower and the Subsidiary Guarantors and any future Environmental Indemnities executed in connection with any land as any of such Environmental Indemnities may be amended, modified or restated hereafter in accordance with the terms of such agreements.

         "ENVIRONMENTAL LAW(S)" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ENVIRONMENTAL PERMIT" means any permit, license, order, approval or other authorization under Environmental Law.

         "ENVIRONMENTAL REPORT" means with respect to the Mortgaged Property, an environmental report issued not earlier than 12 months prior to the Closing Date that can be relied on by the Agent and Lenders, which is satisfactory to the Agent certifying to the Agent and the Lenders that the Mortgaged Property and the soil and groundwater thereunder do not contain Hazardous Substances except for Hazardous Substances as permitted by applicable laws.

         "EQUITY INVESTMENT" means the ownership of, or participation in the ownership of, an equity interest in Real Estate or an equity interest in a Person in the business of owning, developing, improving, operating or managing Real Estate.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "EURODOLLAR BASE RATE" means, with respect to a Fixed Rate Advance for the relevant Eurodollar Interest Period, the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of First Chicago's relevant Fixed Rate Loan and having a maturity approximately equal to such Eurodollar Interest Period.

         "EURODOLLAR INTEREST PERIOD" means, with respect to a Fixed Rate Advance, a period of one, two, three or six months, as available, commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

         "EURODOLLAR RATE" means, with respect to a Fixed Rate Advance for the relevant Eurodollar Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by
(b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "EVENT" means an event, circumstance, condition or state of facts.

         "EVENT OF DEFAULT" is defined in Section 9.01.

         "EXISTING CREDIT AGREEMENT" means the Second Amended and Restated Revolving Credit Agreement, dated as of April 4, 1997, among Lennar and certain of its Subsidiaries, as borrowers thereunder, First Chicago as Agent and lender thereunder, and certain other lenders named therein.

         "FACILITIES" means Facility A and Facility B.

         "FACILITY A" means the revolving credit facility described in Section 2.01(a).

         "FACILITY A ADVANCE" means a Loan pursuant to Facility A.

         "FACILITY A COMMITMENT" means, for each of the Lenders, the obligation of such Lender to make Loans pursuant to Facility A and purchase participations in Facility Letters of Credit in the aggregate not exceeding the amount set forth opposite its signature below as its "Facility A Commitment", as such amount may be modified from time to time pursuant to the terms hereof.

         "FACILITY A NOTE" means a promissory note in substantially the form of Exhibit "A" hereto, completed, executed and delivered by the Borrower and payable to the order of a Lender in the amount of the Facility A Commitment, including any amendments, modifications, restatements, renewals or replacements of such promissory note.

         "FACILITY A TERMINATION DATE" means the fourth anniversary of the Closing Date, or such later date, if any, to which the Facility A Commitment is extended pursuant to Section 2.20.

         "FACILITY B" means the term loan facility described in Section 2.01(b).

         "FACILITY B ADVANCE" means a term loan made pursuant to Facility B.

         "FACILITY B COMMITMENT" means, for each of the Lenders, the obligation of such Lender to make a term Loan pursuant to the Facility B Advance in the amount set forth opposite its signature below as its "Facility B Commitment".

         "FACILITY B NOTE" means a promissory note in substantially the form of Exhibit "B" hereto, completed, executed and delivered by the Borrower and payable to the order of a Lender in the amount of its Facility B Commitment, including any amendments, modifications, restatements, renewals or replacements of such promissory note.

         "FACILITY B TERMINATION DATE" means the fourth anniversary of the Closing Date.

         "FACILITY LETTER OF CREDIT" means a letter of credit issued by an Issuer pursuant to Section 2.15.

         "FACILITY LETTER OF CREDIT FEE" means the fee identified in Section 2.15(f)(i).

         "FACILITY LETTER OF CREDIT OBLIGATIONS" means, as at the time of determination thereof, all liabilities, whether actual or contingent, of the Borrower with respect to Facility Letters of Credit, including the sum of (a) the Reimbursement Obligations and (b) the aggregate undrawn face amount of the then outstanding Facility Letters of Credit.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "FINANCING STATEMENT" means any Uniform Commercial Code - Financing Statement - Form UCC-1 to be executed and delivered by Borrower in connection with perfecting the security interest assigned by any Borrower Security Document or Subsidiary Guarantor Security Document or any extension, renewal, restatement, modification, or amendment thereof.

         "FINISHED LOT" means a parcel of Entitled Land which satisfies the requirements for Land Under Development and which the owner thereof has invested not less than 85% of the cost to complete the Improvements thereon, and which; in Florida, is a Lot described within a final recorded subdivision plat or agreement in lieu of plat; in California is a Lot reflected on a duly recorded final subdivision map or a parcel reflected on a duly recorded parcel map and is subject to a final public subdivision report, if required, duly, validly and unconditionally issued by the California Department of Real Estate pursuant to and in accordance with the Subdivided Lands Act, Business and Professions Code
Section 11018.2; in Arizona, is a Lot described in a final public subdivision report duly, validly and unconditionally issued with the Arizona Department of Real Estate pursuant to and in accordance with Arizona Revised Statute Section 32-2181 et seq.; and, in Texas, is a Lot which constitutes a valid, legally subdivided Lot within the meanings of the applicable laws of Texas, the County and/or the City within which it is located, and other requirements governing the subdivision of land and constitutes a Lot reflected on a duly recorded plat or delineated representation of the subdivision of lands, being a complete and exact representation of the subdivision and other conformation in compliance with the requirements of all applicable sections of VTCA Local Government Code
Section 212, all the applicable local ordinances and other requirements governing the subdivision of land and approved by the appropriate Governmental Authority.

         "FIRST CHICAGO" means The First National Bank of Chicago in its individual capacity, and its successors.

         "FITCH" means Fitch Investors Service, L.P. or any Person succeeding to the securities rating business of such company.

         "FIXED RATE" means the Eurodollar Rate.

         "FIXED RATE ADVANCE" means an Advance which bears interest at a Fixed Rate.

         "FIXED RATE LOAN" means a Loan which bears interest at a Fixed Rate.

         "FLOATING RATE" means, for any day, a rate per annum equal to the higher of (i) the Corporate Base Rate for such day or (ii) the sum of the Federal Funds Effective Rate plus 0.5%, in each case changing when and as the Corporate Base Rate and the Federal Funds Effective Rate change.

         "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

         "FLOATING RATE LOAN" means a Loan which bears interest at the Floating Rate.

         "FREE CASH FLOW" means Net Proceeds from the sale of Real Estate less the sum of: (a) Real Estate development expenses incurred (excluding capitalized interest), (b) property taxes paid or accrued, (c) general and administrative expenses, and (d) other property expenses.

         "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect from time to time.

         "GOVERNMENTAL AUTHORITY" means any foreign governmental authority, the United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over the Lender, the Borrower, any Subsidiaries of the Borrower or any of their respective properties.

         "GOVERNMENTAL PROCEEDINGS" means any action or proceeding by any Governmental Authority, including without limitation, the promulgation, enactment or entry of any legal requirement.

         "HAZARDOUS SUBSTANCES" means any toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss 9061 ET SEQ., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act 49 U.S.C. ss 1802 ET SEQ., hazardous wastes identified in or pursuant to The Resource Conservation and Recovery Act, 42 U.S.C. ss 6901 ET SEQ., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. ss 2601 ET seq., any "toxic pollutant" under the Clean Water Act, 33 U.S.C. ss 466 ET SEQ., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. ss 7401 ET SEQ., and any hazardous or toxic substance or pollutant regulated under any other applicable federal, state or local Environmental Laws.

         "IMPROVEMENTS" means on and off-site development work, including but not limited to filling to grade, main water distribution and sewer collection systems and drainage system installation, paving, and other improvements necessary for the use of residential dwelling units and as required pursuant to development agreements which may have been entered into with Governmental Authorities.

         "INDEBTEDNESS" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any Property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances, (v) consisting of obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (vi) consisting of Capitalized Lease Obligations, (vii) consisting of liabilities and obligations under any sales/leaseback and receivable sales transactions, or (viii) consisting of a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under interest swap and hedging obligations; and (c) all liabilities and obligations of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person and all obligations to purchase, redeem or acquire any Capital Stock, other than liability under executory contracts to purchase Capital Stock. With respect to the Borrower, Indebtedness includes, without limitation of the foregoing, all Obligations.

         "INSURANCE CERTIFICATES" is defined in Section 5.01(o).

         "INTEREST PERIOD" means a Eurodollar Interest Period.

         "INVESTMENT" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, membership interests, notes, debentures or other securities of any other Person made by such Person.

         "ISSUANCE DATE" is defined in Section 2.15(c)(i).

         "ISSUANCE NOTICE" is defined in Section 2.15(c)(iii).

         "ISSUER" means, with respect to each Facility Letter of Credit, First Chicago or such other Lender selected by the Borrower with the approval of the Agent to issue such Facility Letter of Credit so long as such other Lender consents to act in such capacity.

         "JOINDER AGREEMENT" means an agreement, in form and substance substantially similar to the form attached hereto as Exhibit "E", executed by a future Subsidiary pursuant to which such Subsidiary becomes a Subsidiary Guarantor hereunder.

         "JOINT VENTURE" means a joint venture (whether in the form of a corporation, a partnership, limited liability company or otherwise) (i) to which the Borrower or a Joint Venture Subsidiary is or becomes a party, (ii) whether or not Borrower is required to consolidate the joint venture in its financial statements in accordance with GAAP, and (iii) in which the Borrower has or will have a total investment exceeding $25,000 or which has total assets plus contingent liabilities exceeding $100,000. For the purposes of this definition, the Borrower's investment in a joint venture shall be deemed to include any Securities of the joint venture owned by the Borrower, any loans, advances or accounts payable to the Borrower from the joint venture, any commitment, arrangement or other agreement by the Borrower to provide funds or credit to the joint venture and the Borrower's share of the undistributed profits of the joint venture.

         "JOINT VENTURE SUBSIDIARY" means a Subsidiary which is a partner, shareholder or other equity owner in a Joint Venture.

         "LAND UNDER DEVELOPMENT" means Entitled Land upon which construction of Improvements has commenced but not been completed and for which: (a) to the extent required, a performance bond, surety or other security has been issued to and in favor of and unconditionally accepted by each local agency and all relevant Governmental Authorities, including any municipal utility district in which the Real Estate is situated with regard to all work to be performed pursuant to each and all of said subdivision improvement agreements or other agreements; (b) all necessary plans have been approved by all relevant Governmental Authorities for the installation of any and all Improvements required to be installed upon such Real Estate; (c) all necessary permits have been issued for the installation of said Improvements; and (d) utility services necessary for construction of Improvements and residential dwelling units and the operation thereon for the purpose intended will be available to such Real Estate upon completion of the Improvements and there exists a binding obligation on the part of each and every utility company to deliver necessary utility services to such Real Estate.

         "LEGAL REQUIREMENT" means any law, statute, ordinance, decree, requirement, order, directive, rule, regulation (or official interpretation of any of the foregoing of, in the terms of any license or permit issued by, any Governmental Authority).

         "LENDERS" means the lending institutions listed on the signature pages of this Agreement and the respective successors and permitted assigns of such lending institutions.

         "LENDING INSTALLATION" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

         "LENNAR" means Lennar Corporation, a corporation organized and existing under the laws of the State of Delaware, and its successors.

         "LENNAR AND LNR GUARANTY" means the guaranty of the Loans in substantially the form of Exhibit "J" hereto including amendments, modifications, renewals or replacements thereof.

         "LENNAR CREDIT AGREEMENT" means the Revolving Credit Agreement (Facility A) and the Revolving Credit Agreement (Facility B), each dated the Agreement Date among Lennar and certain Subsidiaries of Lennar, as borrowers thereunder, First Chicago as agent and lender thereunder, and certain other lenders named therein, as the same may be amended, modified, or restated from time to time.

         "LETTER OF CREDIT" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "LETTER OF CREDIT COMMITMENT" means, for each Lender, the obligation of such Lender to participate in Facility Letters of Credit in an amount not exceeding the lesser of (i) its Pro Rata Share of the Aggregate Letter of Credit Commitment or (ii) its Pro Rata Share of the unused amount of the Aggregate Facility A Commitment.

         "LETTER OF CREDIT COLLATERAL ACCOUNT" is defined in Section 2.15(g).

         "LETTER OF CREDIT REQUEST" is defined in Section 2.15(c)(i).

         "LIABILITIES" of a Person means all items included in the liability section of a balance sheet of that Person prepared in accordance with GAAP consistently applied as of the date of calculation. Without limiting the generality of the foregoing, the term "Liabilities" shall include, without limitation: (i) all Indebtedness secured by any Mortgage, lien, pledge, security interest, charge or encumbrance upon or in property owned by that Person, to the extent attributable to that Person's interest in the property, even though that Person has not assumed or become liable for the payment of the Indebtedness;
(ii) the aggregate amount of the reserves established on the books of that Person in respect of contingent liabilities and other contingencies (except reserves which are prop-erly treated as deductions from assets) and in any event shall include with respect to the Borrower the amount of all outstanding Loans; and (iii) obligations under reimbursement agreements with financial institutions (including Lenders) relating to letters of credit issued by such financial institutions for the account of Borrower.

         "LIEN" means any lien (statutory or other), Mortgage (including, without limitation, purchase money mortgages), security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "LLP PARTNER" means Lennar Land Partners Sub, Inc., a Delaware corporation, a Wholly-Owned Subsidiary of Lennar which holds a 50% interest in the Borrower and the managing general partner of the Borrower.

         "LNR" means LNR Property Corporation, a corporation organized under the laws of the State of Delaware.

         "LNR PARTNER" means LNR Land Partners Sub, Inc., a Delaware corporation, an indirect Wholly-Owned Subsidiary of LNR which holds a 50% interest in the Borrower.

         "LOAN" means, with respect to a Lender, a loan made by such Lender pursuant to Article II (and any conversion or continuation thereof).

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Subsidiary Guarantees, the Facility Letters of Credit (and any application and/or reimbursement agreement delivered in connection therewith) the Lennar and LNR Guaranty, the Borrower Security Documents, the Subsidiary Guarantor Security Documents, and any and all other instruments or documents delivered or to be delivered by the Borrower and the Subsidiary Guarantors pursuant hereto and thereto, as such documents may be amended or modified and in effect from time to time.

         "LOT" means parcel of Real Estate constituting a part of the Mortgaged Property as depicted upon a subdivision plat or site plan upon which a residential dwelling unit may be constructed according to a site plan which has been approved by applicable Governmental Authorities.

         "MAJORITY LENDERS" means Lenders in the aggregate having in excess of fifty percent (50%) of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding in excess of fifty percent (50%) of the aggregate unpaid principal amount of the outstanding Loans.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, properties, assets, condition (financial or otherwise), results of operations, or prospects of (a) the Borrower and the Subsidiary Guarantors, taken as a whole, or (b) if so specified, the Borrower or a

Subsidiary Guarantor, (ii) the ability of the Borrower or a Subsidiary Guarantor to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "MATURITY DATE" means the date upon which the outstanding principal amount of the Notes, all accrued but unpaid interest thereon, and all other Obligations become due and payable, whether as a result of the occurrence of the stated maturity date or the acceleration of maturity pursuant to the terms of any of the Loan Documents.

         "MOODY'S" means Moody's Investors Service, Inc. or any Person succeeding to the securities rating business of such company.

         "MONTHLY PAYMENT DATE" means the first day of each calendar month.

         "MORTGAGE" means collectively the mortgages and deeds of trust and security agreement (including leasehold mortgages or deeds of trust) to be executed and delivered by the Borrower and by the appropriate Subsidiary Guarantor, substantially in the form of Exhibit "D" (with such changes therein as may be required to reflect different laws and practices in the various jurisdictions in which the mortgages are to be recorded) as the same may be amended, supplemented or otherwise modified from time to time.

         "MORTGAGED PROPERTIES" means Properties as to which, now or hereafter, the Agent for the benefit of the Lenders has been granted a first priority mortgage pursuant to the Mortgages. As of the Closing Date, the Mortgaged Properties shall be the Properties listed in Schedule III.

         "MULTIEMPLOYER PLAN" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "NET BOOK VALUE" means, with respect to an asset owned by the Borrower or a Subsidiary, the gross investment of Borrower or a Subsidiary in the asset, less all reserves (including loss reserves and reserves for depreciation) attributable to that asset, all determined in accordance with GAAP consistently applied.

         "NET PROCEEDS" means, in connection with the sale of any Mortgaged Property or Additional Mortgaged Property or any Recovery Event, the proceeds thereof net of (A) all bona fide prorations and adjustments to the sales price required to be made pursuant to the terms of the sales contract and (B) the aggregate amount of bona fide closing costs due to any Person, PROVIDED that if such closing costs are due to an Affiliate of the Borrower, such costs comply with Section 7.08.

         "NONRECOURSE DEBT" means Indebtedness of the Borrower or a Subsidiary secured by a Mortgage on Real Estate of the Borrower or a Subsidiary, as to which Indebtedness the sole recourse of the holders thereof is to the Real Estate encumbered by that Mortgage and none of such holders has the right (as a matter of law, by contract or otherwise) to enforce payment thereof against the Borrower or a Subsidiary or any of the Borrower's or Subsidiary's properties and assets other than the Real Estate encumbered by that Mortgage.

         "NOTES" means, collectively, the Facility A Notes and the Facility B Notes, and "Note" means any one of the Notes, as the same may be amended, modified, restated, renewed, or replaced.

         "NOTICE OF ASSIGNMENT" is defined in Section 12.03(b).

         "OBLIGATIONS" means collectively the Borrower Obligations and the Subsidiary Guarantor Obligations. Any document which incorporates by reference the definition of Obligations contained in this Agreement shall in the instance of a document executed by the Borrower refer to the Borrower Obligations and in the instance of a document executed by a Subsidiary Guarantor refer to the Subsidiary Guarantor Obligations.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PARTICIPANTS" is defined in Section 12.02.

         "PERFORMANCE LETTER OF CREDIT" means a letter of credit issued to a governmental authority or quasi-governmental agency to insure the completion by the Borrower of a development of land improvement or to ensure payment by the Borrower of escrow accounts.

         "PERMITTED TITLE EXCEPTIONS" means those exceptions from coverage taken in the Title Policy which are acceptable to Agent in its sole discretion.

         "PERMITTED LIENS" means (a) Liens existing on the date of this Agreement and described on Schedule VI hereto; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business PROVIDED that (i) the underlying obligations are not overdue for a period of more than 30 days or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) the Permitted Title Exceptions; (f) zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the Real Estate subject thereto (as such Real Estate is used by the Borrower or any of the Subsidiaries) or interfere with the ordinary conduct of the business of the Borrower or any of the Subsidiaries; (g) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in a default with respect thereto;
(h) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; and (i) Liens securing the Obligations.

         "PERSON" means any natural person, corporation, firm, enterprise, trust, association, company, partnership, limited liability company, joint venture or other entity or organization, or any government or political subdivision or any agency, department, or instrumentality thereof.

         "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "PRO RATA SHARE" means, for each Lender, the ratio that such Lender's Commitment bears to the Aggregate Commitment.

         "PROJECT" means a parcel of Real Estate, owned by the Borrower or a Subsidiary Guarantor which is to be developed or sold as part of a common scheme.

         "PROPERTY" means the Real Estate now or hereafter forming a part of the Borrowing Base.

         "PURCHASE PRICE ACCOUNTING ADJUSTMENT" means at the Closing Date the lower of (x) the appraised value of the Bramalea Land less the book value of the Bramalea Land at the Closing Date or (y) the absolute value of the purchase price accounting adjustment as shown on the books of Bramalea or (z) Thirty Nine Million Dollars ($39,000,000.00); and, following the Closing Date, decreased by the book value of the purchase price accounting adjustment as determined at the Closing Date for each Lot sold after the Closing Date.

         "PURCHASERS" is defined in Section 12.03(a).

         "QUARTERLY PAYMENT DATE" means the first day of each April, July, October and January.

         "RATE HEDGING AGREEMENT" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

         "RATE HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

         "RATING AGENCY" means any one of Duff & Phelps, Fitch, Moody's or S&P.

         "RATINGS" means a rating of Lennar's senior unsecured long-term debt from one or more of the Rating Agencies.

         "REAL ESTATE" means land, together with all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages, projections, appurtenances, water rights including riparian and littoral rights, streets, ways, alleys, and strips and gores of land now or hereafter in any way belonging, adjoining, crossing or pertaining to the land (including, without limitation, leasehold interests), and improvements thereto, located on or used in connection with land, rights in land or interests therein (including leasehold interests), but shall not include Mortgages or interests therein.

         "RECOVERY EVENT" means any settlement or repayment in respect of a Property or casualty insurance claim or any Taking relating to any Mortgaged Property (including any condemnation proceeds or insurance proceeds).

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "REORGANIZATION" means (i) the formation of LNR, (ii) the transfer to LNR of all of the business and assets of the Asset Management Division of Lennar and that portion of the Financial Services Division of Lennar relating to the servicing, acquisition and management of commercial mortgages and real estate,
(iii) the distribution to the shareholders of Lennar of all of the capital stock of LNR, (iv) the transfer by LLP Partner to the Borrower of the Real Estate described on Schedule III hereto in exchange for a 50% general partnership interest in the Borrower, and (v) the merger of Lennar with and into Pacific Greystone Corporation.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "REIMBURSEMENT OBLIGATIONS" means, at any time, the aggregate of the Borrower Obligations to the Lenders, the Issuers and the Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuers and the Agent under or in respect of the Facility Letters of Credit.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, PROVIDED, HOWEVER, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

         "REQUIRED LENDERS" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the sum of (i) the aggregate unpaid principal amount of the outstanding Loans PLUS (ii) the Facility Letter of Credit Obligations.

         "RESERVE REQUIREMENT" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "REVOLVING COMMITMENT" means, for each Lender, the obligation of such Lender to make Facility A Loans and purchase participations in Facility Letters of Credit not exceeding its Pro Rata Share of the Facility A Commitment.

         "S&P" means Standard & Poor's Corporation and any Person succeeding to the securities rating business of such company.

         "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

         "SECURITIES" of any Person means equity securities and debt securities and any other instrument commonly understood to be a security issued by that Person.

         "SECURITY DOCUMENTS" means collectively the Borrower Security Documents and Subsidiary Guarantor Security Documents.

         "SECURITY AGREEMENT (CAPITAL STOCK AND PARTNERSHIP INTERESTS)" means the Security Agreement substantially in the form of Exhibit "K" including any amendment, modification, renewal or restatement thereof.

         "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "SOLVENT" means, as to any Person, that such Person has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature and owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts.

         "SUBORDINATED DEBT" means any Indebtedness of the Borrower which by its terms is subordinated, in form and substance and in a manner satisfactory to the Required Lenders, in time and right of payment to the prior payment in full of the Obligations, but which in any event matures after the Facility A Termination Date.

         "SUBSIDIARY" means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by the Borrower, or by one or more Subsidiaries or by the Borrower and one or more Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "SUBSIDIARY GUARANTOR" means a Subsidiary or Joint Venture of the Borrower listed in Schedule I hereto, and any Subsidiary or Joint Venture of the Borrower hereafter guaranteeing the Loans.

         "SUBSIDIARY GUARANTOR SECURITY DOCUMENTS" means collectively the Subsidiary Guarantor Mortgages, and all other security documents hereafter delivered to the Agent granting a Lien on any asset or assets of any Subsidiary Guarantor to secure the Subsidiary Guarantor Obligations.

         "SUBSIDIARY GUARANTOR OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Subsidiary Guarantees, all accrued and unpaid fees and expenses, reimbursements, indemnities and other obligations of the Subsidiary Guarantors to the Lenders or to any lender, the Agent or any indemnified party arising under the Loan Documents.

         "SUBSIDIARY GUARANTY" means the guarantee of the Loans, in substantially the form of Exhibit "I" hereto, including any amendment, modification, renewal, restatement or replacement thereof.

         "SURVEY" means a survey of the Mortgaged Property prepared by a registered land surveyor which shall show the legal description of the Mortgaged Property to be the same as Schedule III hereto; set forth an accurate meets and bounds description of the Mortgaged Property; be certified to the Lenders and to the title company; include a certificate of the map or plat and the survey on which it is based or prepared (i) in accordance with the "minimum standard detail requirements for land title surveys" jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and including items 1, 2, 3, 4, 6, 7, 8, 9, 10, 11 and 13 of Table A thereof and (ii) pursuant to the Accuracy Standards (as adopted by ALTA and ACSM and in effect on the date of this certification) of an urban survey. For Real Estate located in Texas, the survey shall be made in accordance with then current Texas Surveyor's Association Standards and Specifications for a Category IA, Condition II Survey.

         "SWAP DOCUMENTS" mean any existing or future agreement between the Borrower and a Lender or any affiliate of a Lender governing or evidencing the terms of any foreign exchange or derivatives transaction, including, without limitation, any interest rate swap or option, currency swap or option, any combination thereof, or any option with respect to any of the foregoing.

         "TAKING" means the taking or appropriation (including by deed in lieu of condemnation or by voluntary sale or transfer under threat of condemnation or while legal proceedings for condemnation are pending) of any Mortgaged Property, or any part thereof or interest therein, for public or quasi public use under the power of eminent domain, or reason of any public improvement or condemnation proceedings, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or the exercise of the power of eminent domain. The term "Taking" used as a verb has a correlative meaning.

         "TANGIBLE NET WORTH" means, as at any date, the amount of consolidated partners' equity of the Borrower and its consolidated Subsidiaries as shown on its balance sheet as of such date, less the aggregate amount of the goodwill and other assets that are properly classified as "intangible assets" at such date in accordance with GAAP.

         "TITLE POLICY" means, with respect to the Mortgaged Properties, a mortgagee policy of title insurance which (a) is in the form of American Land Title Association Standard Loan Policy - 1970 (without modification, revision or amendment) (or such other form as required by the laws of the state wherein such Real Estate is located approved by the Agent) with such endorsements as are available in the state wherein the Real Estate is located and required by the Agent in its sole discretion, such as endorsements, commonly known as variable or adjustable rate, environmental protection, comprehensive or ALTA 9, doing business, usury, contiguity, survey, plat act, revolving credit, tie-in, if more than one policy is issued for Real Estate located within a single state, patent reservation, water rights, tax parcel and a Lender's group endorsement, (b) is issued by underwriters reasonably acceptable to the Agent with such reinsurance as Agent shall reasonably request, (c) insures that the grantor of the Lien insured by such policy owns the Real Estate subject to such Lien in fee simple and that the mortgage covering the Real Estate is a valid lien on the Real Estate in favor of the Agent for the benefit of the Lenders (subject only to permitted exceptions), (d) does not contain any exceptions for rights of parties in possession, or unpaid delinquent sums or taxes, special assessments or subsequent assessments due to changes in ownership or usage, or any other exceptions to coverage other than Permitted Exceptions. and (e) contains a lender's group endorsement.

         "TRANSFEREE" is defined in Section 12.03(c).

         "TYPE" means, with respect to any Advance, its nature as a Floating Rate Advance or a Fixed Rate Advance.

         "UCC SEARCH" is defined in Section 5.01(n).

         "UNAUDITED FINANCIAL STATEMENTS" is defined in Section 4.08.

         "UNENTITLED LAND" means a parcel of Real Estate constituting a part of the Mortgaged Property owned by the Borrower or a Subsidiary which is not either a Finished Lot, Land Under Development, or Unimproved Entitled Land.

         "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

         "UNIMPROVED ENTITLED LAND" means Entitled Land upon which no Improvements have been commenced.

         "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         SECTION 1.02. COMPUTATION OF TIME PERIODS. For the purposes of this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding" and the word "through" means "to and including".

         SECTION 1.03. ACCOUNTING TERMS. All accounting terms used and not specifically defined herein shall be construed in accordance with GAAP. All references herein to GAAP shall be deemed to refer to those principles.

                                   ARTICLE II

                                   THE CREDITS

         SECTION 2.01. COMMITMENTS.

         (a) FACILITY A REVOLVING COMMITMENT. On and after the Closing Date and prior to the Facility A Termination Date, upon the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender severally agrees to make Advances to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Facility A Commitment PROVIDED that (A) if any Facility Letters of Credit are issued and outstanding or drawn and unreimbursed, the aggregate availability under the Facility A Commitments of the Lenders shall be reduced by the aggregate amount of the Facility Letter of Credit Obligations for as long as, and to the extent that, they remain outstanding or unreimbursed, and the availability under the Facility A Commitment of each Lender shall accordingly be reduced on a PRO RATA basis in accordance with its Pro Rata Share, (B) in no event may the aggregate principal amount of all outstanding Facility A Advances and the aggregate amount of all Facility Letter of Credit Obligations exceed the Aggregate Facility A Commitment, and (C) in no event shall the aggregate principal amount of all outstanding Advances at any time exceed the Borrowing Base at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow under Facility A at any time prior to the Facility A Termination Date. The Facility A Commitments to lend hereunder shall expire on the Facility A Termination Date.

         (b) FACILITY B COMMITMENT. On the Closing Date, upon the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender severally agrees to make the Facility B Advance to the Borrower in the amount of its Facility B Commitment.

         (c) LETTER OF CREDIT COMMITMENT. On and after the Closing Date and prior to the Facility A Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, to participate in Facility Letters of Credit issued for the account of the Borrower pursuant to
Section 2.15; PROVIDED that in no event may the aggregate amount of all Facility Letter of Credit Obligations exceed the lesser of (i) the Aggregate Letter of Credit Commitment and (ii) the Aggregate Facility A Commitment minus all outstanding Facility A Advances.

         (d) ADVANCES AND PARTICIPATIONS PRO RATA. Each Advance and each purchase of a Facility Letter of Credit participation hereunder shall be made by the several Lenders ratably in accordance with their respective Pro Rata Shares.

         SECTION 2.02. TYPES OF ADVANCES; MANDATORY PRINCIPAL PAYMENTS; FINAL
                       MATURITY.

         (a) The Advances may be Floating Rate Advances, or Fixed Rate Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.06.

         (b) Upon the sale, transfer or the disposition of any of the Collateral in accordance with the provisions of Section 8.07, Borrower shall make a mandatory prepayment to the Agent of 100% of Net Proceeds as follows:

                  (i) For each Lot sold, $6,000 shall be applied to Facility B (first to the next following four scheduled principal payments and then, on a pro rata basis to all future scheduled principal payments) until paid in full, and then to prepay the outstanding balance under Facility A;

                  (ii) any Net Proceeds in excess of $6,000 per Lot shall be applied to prepayment of the then outstanding balance under Facility A; and

                  (iii) for Real Estate other than Lots sold, the Net Proceeds shall be applied to Facility B in such amount as Agent, in its sole discretion, deems to be equivalent to a sale of Lots (the payment shall first be applied to the next following four (4) scheduled principal payments and then on a prorata basis to all future scheduled principal payments) until paid in full, and then to repay the outstanding balance under Facility A and, any Net Proceeds in excess of the amount applied to Facility B shall be applied to prepayment of the then outstanding balance under Facility A.

         (c) Upon the issuance of any debt or equity security by the Borrower, 100% of the Net Proceeds therefrom shall be used to reduce the Facilities as follows:

                  (i) first to retire Facility B applied pro rata to all future scheduled principal payments until paid in full; and

                  (ii) thereafter to repay Facility A until paid in full.

         (d) If at any time the outstanding principal amount of the Advances exceeds the Borrowing Base at such time, the Borrower shall forthwith prepay the outstanding Advances by the amount of the excess, plus accrued and unpaid interest thereon.

         (e) Principal of the Facility B Note shall be repaid as follows: beginning on the third Quarterly Payment Date after the Closing Date and continuing thereafter on each Quarterly Payment Date the Borrower shall pay the sum of $7,000,000 (less any amounts paid since the immediately preceding Quarterly Payment Date pursuant to Section 2.02(b) or (c)) and shall pay the outstanding principal balance at the Facility B Termination Date.

         (f) All Obligations evidenced by the Facility A Notes shall be repaid on the Facility A Termination Date.

         (g) Except as provided above in this Section or elsewhere in this Agreement, the Borrower may direct the Agent to apply prepayments of the Obligations against either of the Facilities.

         SECTION 2.03. OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $100,000 or any integral multiple of $100,000 (or the amount required to repay all Advances in full) in excess thereof, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Agent. A Fixed Rate Advance may not be paid prior to the last day of the applicable Interest Period.

         SECTION 2.04. COMMITMENT FEE AND REDUCTION OF COMMITMENTS.

         (a) The Borrower agrees to pay to the Agent for the account of each Lender a Commitment Fee per annum on the daily unborrowed and unused portion of such Lender's Facility A Commitment (i.e., after deducting from such Facility A Commitment the then outstanding amount of all Loans made by such Lender under Facility A and the then outstanding amount of all participations by such Lender in Facility Letters of Credit) from the Closing Date to and including the Facility A Termination Date, payable in arrears on each Quarterly Payment Date thereafter and on the Facility A Termination Date. Such Commitment Fee shall be determined on each Quarterly Payment Date in accordance with the pricing grid set forth as Exhibit "F" hereto.

         (b) The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, PROVIDED, HOWEVER, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances and Facility Letter of Credit Obligations. All accrued Commitment Fees under this Section 2.04 shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder. The fees payable under this Section 2.04, once paid, shall not be refundable for any reason.

         SECTION 2.05. METHOD OF BORROWING. Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Section 13.01. The Agent will make the funds so received from the Lenders available to the Borrower by deposit into Account No. 5596467 maintained by the Borrower at First Chicago.

         SECTION 2.06. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR
                       ADVANCES.

         (a) The Borrower shall select the Type of Advance and, in the case of each Fixed Rate Advance, the Interest Period applicable to each Advance from time to time; PROVIDED, HOWEVER, that the Borrower may have no more than ten
(10) Fixed Rate Advances in Facility A and ten (10) Fixed Rate Advances in Facility B outstanding at any one time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the Borrowing Date for each Floating Rate Advance and prior to 10:00 a.m. (Chicago time) on the date which is two Business Days before the Borrowing Date for each Fixed Rate Advance, specifying:

               (i) the Borrowing Date, which shall be a Business Day, of such Advance,

              (ii)         the aggregate amount of such Advance,

             (iii)         the Type of Advance selected, and

              (iv) in the case of each Fixed Rate Advance, the Interest Period applicable thereto.

The Borrower shall be entitled to obtain only one Advance in any single Business Day, which may be comprised in whole or in part of any Fixed Rate Advance. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Floating Rate. Each Fixed Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance. The Borrower shall select Interest Periods with respect to Fixed Rate Advances so that it is not necessary to pay a Fixed Rate Advance prior to the last day of the applicable Interest Period in order to make any mandatory payment required to be made pursuant to Section 2.02 above or to repay the Obligations in full on the Maturity Date.

         (b) Each Borrowing Notice shall be irrevocable and binding on the Borrower and, in respect of the borrowing specified in the Borrowing Notice, the Borrower shall indemnify each Lender against any loss or expense incurred by that Lender as a result of any failure to fulfill the applicable conditions set forth in Section 5.02 on or before the proposed Borrowing Date specified in the Borrowing Notice, including, without limitation, any loss (including loss of profit) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund the Loan to be made by that Lender as part of that borrowing when that Loan, as a result of that failure, is not made on that date.

         SECTION 2.07. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR
                       CONVERSION AND CONTINUATION OF ADVANCES.

         (a) RIGHT TO CONVERT. The Borrower may elect from time to time, subject to the provisions of Section 2.07(c), to convert all or any part of an Advance of any Type into any other Type or Types of Advances; PROVIDED that any conversion of any Fixed Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

         (b) AUTOMATIC CONVERSION AND CONTINUATION. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Fixed Rate Advances. Fixed Rate Advances of any Type shall continue as Fixed Rate Advances of such Type until the end of the then applicable Interest Period therefor, at which time such Fixed Rate Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent notice in accordance with Section 2.07(d) requesting that, at the end of such Interest Period, such Fixed Rate Advance either continue as a Fixed Rate Advance of such Type for the same or another Interest Period or be converted into an Advance of another Type.

         (c) NO CONVERSION IN CASE OF AN EVENT OF DEFAULT OR UNMATURED DEFAULT. Notwithstanding anything to the contrary contained in Section 2.07(a) or 2.07(b), no Advance may be converted into or continued as a Fixed Rate Advance (except with the consent of the Required Lenders) when any Event of Default or Unmatured Default has occurred and is continuing.

         (d) CONVERSION/CONTINUATION NOTICE. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Fixed Rate Advance not later than 10:00 a.m. (Chicago time) on the day of any conversion into a Floating Rate Advance or prior to 10:00 a.m. (Chicago time) on the date which is two Business Days prior to the date of the requested conversion into or continuation of a Fixed Rate Advance, specifying:

                  (i) the requested date (which shall be a Business Day) of such conversion or continuation;

                  (ii) the amount and Type of the Advance to be converted or continued; and

                  (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Fixed Rate Advance, the duration of the Interest Period applicable thereto.

         SECTION 2.08. MINIMUM AMOUNT OF EACH ADVANCE. Each Advance shall be in the minimum amount of $500,000 for Floating Rate Advances (and in multiples of $100,000, if in excess thereof) and $3,000,000 for Fixed Rate Advances (and in multiples of $100,000, if in excess thereof).

         SECTION 2.09. RATE AFTER MATURITY. Except as provided in the next sentence, any Advance which is not paid at maturity for such Advance, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the Floating Rate plus 5% per annum. In the case of a Fixed Rate Advance the maturity of which is accelerated, such Fixed Rate Advance shall bear interest at the rate otherwise applicable to such Interest Period plus 5% per annum for the remainder of the applicable Interest Period, and thereafter at the Floating Rate plus 5% per annum.

         SECTION 2.10. METHOD OF PAYMENT. All payments of principal, interest, and fees hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 1:00 p.m. (local time) on the date when due and shall be made ratably by the Agent among the Lenders with respect to their Loans. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds which the Agent received at its address specified pursuant to
Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge any account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder. The Agent shall endeavor in good faith to provide telephonic notice to

Borrower prior to any such charge, but the Agent shall not be liable to Borrower or any other Person if Agent fails to provide any such notice. If and to the extent payment owed to any Lender is not made by the Borrower to the Agent or that Lender, as the case may be, when due hereunder or under the Note held by that Lender, the Borrower further authorizes such Lender to charge from time to time against any or all of the accounts maintained by the Borrower with the Lender, its subsidiaries, affiliates or branches any amount so due, subject to the provisions of Article XI.

         SECTION 2.11. NOTES; TELEPHONIC NOTICES. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its applicable Notes; PROVIDED, however, that the failure to so record shall not affect the Borrower's obligations under any such Note. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. All actions taken by the Lenders and the Agent upon such telephonic notices are hereby approved by the Borrower, and the Lenders and the Agent shall incur no liability as a result of any such actions. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         SECTION 2.12. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable on each Monthly Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Loan is prepaid, whether due to acceleration or otherwise, and on the Facility A Termination Date or the Facility B Termination Date, as the case may be. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Fixed Rate Advance on a day other than a Monthly Payment Date shall be payable on the date of conversion. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Floating Rate Loans and Commitment Fees shall be calculated for actual days elapsed on the basis of a 365-day year; interest on Fixed Rate Loans shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         SECTION 2.13. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, Letter of Credit Request, Issuance Notice, notice from a Lender pursuant to Section 2.15(e)(i) and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate.

         SECTION 2.14. LENDING INSTALLATIONS. Each Lender may book its Loans and participation in Facility Letters of Credit at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         SECTION 2.15. FACILITY LETTERS OF CREDIT.

         (a) OBLIGATION TO ISSUE. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, each Issuer hereby agrees to issue upon the request of and for the account of the Borrower, through such of the Issuer's Lending Installations or Affiliates as the Issuer and the Borrower may jointly agree (PROVIDED that in the absence of such joint agreement for any Facility Letter of Credit for which the Agent is the Issuer, the Agent agrees to issue such Facility Letters of Credit out of its main office), one or more Facility Letters of Credit in accordance with this Section 2.15, from time to time during the period, commencing on the Closing Date and ending on the tenth Business Day prior to the Facility A Termination Date.

         (b) CONDITIONS FOR ISSUANCE. In addition to being subject to the satisfaction of the conditions contained in Section 5.02, the obligation of an Issuer to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

                  (i) the requested Facility Letter of Credit is (x) for a Performance Letter of Credit and (y) for the installation of Improvements on Mortgaged Property;

                  (ii) the aggregate maximum amount then available for drawing under Facility Letters of Credit issued by such Issuer, after giving effect to the Facility Letter of Credit requested hereunder, shall not exceed any limit imposed by law or regulation upon such Issuer;

                  (iii) after giving effect to the requested issuance of any Facility Letter of Credit, the Facility Letter of Credit Obligations do not exceed the lesser of (a) the Aggregate Letter of Credit Commitment, or (b) an amount equal to the Aggregate Facility A Commitment minus the outstanding principal amount of the Facility A Advances;

                  (iv) the requested Facility Letter of Credit has an expiration date not later than the earlier of (x) ten Business Days prior to the Facility A Termination Date and (y) one year after its date of issuance;

                  (v) the Borrower shall have delivered to such Issuer at such times and in such manner as such Issuer may reasonably prescribe such documents and materials as may be required pursuant to the terms of the proposed Facility Letter of Credit, and the proposed Facility Letter of Credit shall be satisfactory to such Issuer as to form and content; and

                  (vi) as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain such Issuer from issuing the Facility Letter of Credit and no law, rule or regulation applicable to such Issuer and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuer shall prohibit or request that such Issuer refrain from the issuance of Letters of Credit generally or the issuance of that Facility Letter of Credit (and in any such case, such Issuer shall promptly notify the Agent and the Borrower of such fact).

         (c)      PROCEDURE FOR ISSUANCE.

                  (i) The Borrower shall give an Issuer at least three Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (a "Letter of Credit Request"). Such notice shall be irrevocable and shall specify:

                  (A) the stated amount of the Facility Letter of Credit requested (which stated amount shall not be less than $1,000,000), PROVIDED, HOWEVER, that up to five Facility Letters of Credit issued in any twelve-month period may have a stated amount of less than $1,000,000 each;

                  (B)      the effective date (which day shall be a Business
                           Day) of issuance of such requested Facility Letter of Credit (the "Issuance Date");

                  (C) the date on which such requested Facility Letter of Credit is to expire (which date shall be a Business Day and shall comply with the provisions of Section 2.15(b)(iv));

                  (D) the name of the Issuer chosen by the Borrower to issue the requested Facility Letter of Credit;

                  (E) the purpose for which such Facility Letter of Credit is to be issued; and

                  (F) the Person for whose benefit the requested Facility Letter of Credit is to be issued.

At the time the Letter of Credit Request is made, the Borrower shall also provide the Agent and the Issuer with a copy of the form (if specified by the beneficiary) of the Facility Letter of Credit it is requesting be issued. Such Letter of Credit Request, to be effective, must be received by such Issuer and the Agent not later than 2:00 p.m. (Chicago time) on the last Business Day on which a Letter of Credit Request can be given under this Section 2.15(c)(i).

                  (ii) Subject to the terms and conditions of this Section 2.15 and PROVIDED that the applicable conditions set forth in Sections 5.01 and 5.02 hereof have been satisfied, such Issuer shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Issuer's usual and customary business practices unless the Issuer has actually received (a) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit, (b) written notice from a Lender, which complies with the provisions of Section 2.15(e)(i) or (c) written or telephonic notice from the Agent stating that the issuance of such Facility Letter of Credit would violate Section 2.15(b).

                  (iii) Each Issuer shall give the Agent and the Borrower written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit (the "Issuance Notice"), together with (for the Borrower and the Agent) a copy of such Facility Letter of Credit.

                  (iv) An Issuer shall not extend or amend any Facility Letter of Credit or allow a Facility Letter of Credit to be automatically extended unless the requirements of this Section 2.15(c) are met as though a new Facility Letter of Credit was being requested and issued.

         (d)       PAYMENT OF REIMBURSEMENT OBLIGATIONS; DUTIES OF ISSUERS.

                  (i) (A) Each Issuer shall promptly notify the Borrower and the Agent of any draw under a Facility Letter of Credit and the Borrower shall reimburse such Issuer in accordance with Section 2.15(f), and (B) any Reimbursement Obligation with respect to any Facility Letter of Credit shall bear interest from the date of the relevant drawings under the pertinent Facility Letter of Credit until payment in full is received by the pertinent Issuer at (X) the Floating Rate until the next succeeding Business Day and (Y) the Floating Rate plus 2% thereafter.

                  (ii) Any action taken or omitted to be taken by an Issuer under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of bad faith, willful misconduct or gross negligence, shall not put that Issuer under any resulting liability to any Lender or, assuming that such Issuer has complied with the procedures specified in Section 2.15(c) all conditions to the issuance of a Facility Letter of Credit have been satisfied and any such Lender has not given a notice contemplated by Section 2.15(e)(i) that continues in full force and effect, relieve any such Lender of its obligations hereunder to that Issuer. In determining whether to pay under any Facility Letter of Credit, an Issuer shall have no obligation relative to the Lenders or to the Borrower other than to confirm that any documents required to be delivered under such Facility Letter of Credit have been delivered in compliance and that they comply on their face (including that any draw request has been purportedly executed by an authorized signatory, if and to the extent such a requirement is specified in the related Facility Letter of Credit), with the requirements of such Facility Letter of Credit.

                  (iii) The Borrower agrees to pay to each Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuer under or in connection with any Facility Letter of Credit immediately when due (and in any event shall reimburse an Issuer for drawings under a Facility Letter of Credit issued by it no later than the next Business Day after payment by that Issuer), irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against any Issuer or any other Person, under all circumstances, including without limitation, any of the following circumstances:

                  (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (B) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or, if such Facility Letter of Credit is transferable, any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower and the beneficiary named in any Facility Letter of Credit);

                  (C) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect (except to the extent any such invalidity or insufficiency is found in a final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuer);

                  (D) the surrender or impairment of any guaranty or security for the performance or observance of any of the terms of any of the Loan Documents; or

                  (E)  the occurrence of any Event of Default or Unmatured
                       Default.

                  (iv) As among the Borrower, the Issuers, the Agent and the Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of the Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit (except such as are found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of an Issuer). In furtherance and not in limitation of the foregoing, the Issuers, the Agent and the Lenders shall not be responsible (absent gross negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction) for (A) the forms, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Facility Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Facility Letter of Credit to comply fully with underlying conditions required in order to draw upon such Facility Letter of Credit, so long as such beneficiary has presented the appropriate documentation required to draw upon such Facility Letter of Credit;
(D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (E) errors in interpretation of technical terms; (F) misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; (G) any consequences arising from causes beyond the control of any Issuer, the Agent or any Lender.

         (e)       PARTICIPATION.

                  (i) Immediately upon issuance by an Issuer of any Facility Letter of Credit in accordance with the procedures set forth in Section
2.15(c) each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse or warranty, an undivided interest and participation equal to its Pro Rata Share of such Facility Letter of Credit (including, without limitation, all rights and obligations of the Issuer with respect thereto) and any security therefor or guaranty pertaining thereto; PROVIDED, that a Letter of Credit issued by any Issuer shall not be deemed to be a Facility Letter of Credit for purposes of this Agreement if the Agent and such Issuer shall have received written notice from any Lender on or before the Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions contained in Sections 5.01 and 5.02 is not then satisfied, and, in the event an Issuer receives such a notice, it shall have no further obligation to issue any Facility Letter of Credit until such notice is withdrawn by that Lender or it receives a notice from the Agent that such condition has been effectively waived in accordance with the provisions of this Agreement.

                  (ii) In the event that any Issuer makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to Section 2.15(d), such Issuer shall promptly notify the Agent, which shall promptly notify each Lender, of such failure, and each Lender shall promptly and unconditionally pay to the Agent for the account of such Issuer the amount of such Lender's Pro Rata Share of the unreimbursed amount of any such payment. The failure of any Lender to make available to the Agent its Pro Rata Share of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Agent its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made.

                  (iii) Whenever an Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, it shall promptly pay to the Agent and the Agent shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender's Pro Rata Share thereof.

                  (iv) Upon the request of the Agent or any Lender, an Issuer shall furnish to such Agent or Lender copies of any Facility Letter of Credit to which that Issuer is party and such other documentation as may reasonably be requested by the Agent or Lender.

                  (v) The obligations of a Lender to make payments to the Agent for the account of an Issuer with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

                  (vi) In the event any payment by the Borrower received by an Issuer with respect to a Facility Letter of Credit and distributed by the Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from that Issuer in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by that Issuer, contribute such Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by that Issuer upon the amount required to be repaid by it.

         (f)       COMPENSATION FOR FACILITY LETTERS OF CREDIT.

                  (i) The Borrower shall pay to the Agent, for the ratable account of the Lenders, based upon the Lenders' respective Pro Rata Shares, a fee with respect to each Facility Letter of Credit that is for the period from the Issuance Date thereof to and including the final expiration date thereof, in a per annum amount equal to the product of (x) the average daily undrawn amount of such Facility Letter of Credit times (y) the Facility Letter of Credit Fee percentage shown in the pricing grid set forth in Exhibit "F" hereto. The Facility Letter of Credit Fees shall be due and payable in arrears on each Monthly Payment Date and, to the extent any such fees are then due and unpaid, on the Facility A Termination Date. The Agent shall promptly remit such Facility Letter of Credit Fees, when paid, to the other Lenders in accordance with their Pro Rata Shares thereof.

                  (ii) Each Issuer shall have the right to receive, solely for its own account, an issuing fee equal to the product of (x) 12.5 basis points times (y) the amount of each Facility Letter of Credit, and other customary and competitive fees agreed to between the Borrower and the Issuer with respect to any Facility Letter of Credit which it issued. In addition, each Issuer shall be entitled to receive its reasonable out-of-pocket costs of issuing and servicing Facility Letters of Credit.

         (g) LETTER OF CREDIT COLLATERAL ACCOUNT. From and after the occurrence and during the continuance of an Event of Default, (i) the Borrower hereby agrees that it will, until the Facility A

Termination Date, maintain a special collateral account (the "Letter of Credit Collateral Account") at the Agent's office at the address specified pursuant to
Article XIII, in the name of the Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in Section 9.03 and (ii) the Agent shall not be obligated to release any Lots or other Collateral from the Lien of the Mortgage if the Borrower has not deposited in the Letter of Credit Collateral Account an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto. In addition to the foregoing, the Borrower hereby grants to the Agent, for the benefit of the Lenders as security for the repayment of the Obligations, a security interest in and to the Letter of Credit Collateral Account and any funds that may hereafter be on deposit in such account pursuant to Section 9.02.

         SECTION 2.16. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or the unreimbursed amount of any payment required pursuant to Section 2.15(e)(ii), (ii) in the case of an Issuer, payment of any Reimbursement Obligation received from the Borrower, or (iii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders or an Issuer, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender, or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender or an Issuer, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan or Reimbursement Obligation.

         SECTION 2.17. WITHHOLDING TAX EXEMPTION. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any

United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         SECTION 2.18. UNCONDITIONAL OBLIGATION TO MAKE PAYMENTS. To the fullest extent permitted by law, the Borrower shall make all payments hereunder, under the Notes and under all of the other Loan Documents regardless of any defense, claim, offset, cross claim, or counterclaim, including any defense, claim, offset, cross claim, or counterclaim based on any law, rule or policy which is now or hereafter promulgated by any governmental authority or regulatory body and which may adversely affect the Borrower's obligations to make, or the right of the holder of any Note to receive, those payments.

         SECTION 2.19. COMPENSATING BALANCES. First Chicago shall have the right (but no obligation) to enter into a separate agreement with the Borrower or any Subsidiary which provides for the reduction of the interest rate payable to First Chicago hereunder in the event that the Borrower or such Subsidiary maintains collected balances in non-interest bearing accounts at First Chicago, but in no event shall such agreement affect the amounts payable under this Agreement to any other Lender. Similarly, each other Lender shall have the right (but no obligation) to enter into a separate agreement with the Borrower or any Subsidiary which provides for the rebate to Borrower of a portion of the interest paid to such Lender under this Agreement in the event that the Borrower or such Subsidiary maintains collected balances in non-interest bearing accounts at such Lender, but in no event shall any such agreement affect the amounts payable under this Agreement to such Lender.

         SECTION 2.20. EXTENSION OF FACILITY A TERMINATION DATE. At any time following the first anniversary of this Agreement, the Borrower may request a one (1) year extension of the Facility A Termination Date by submitting a request for an extension to the Agent (an "Extension Request") not less than 60 days prior to the Facility A Termination Date. Promptly following receipt of an Extension Request, the Agent shall notify each Lender of the contents thereof, shall request each Lender to approve the Extension Request, and shall specify the date (which must be at least 30 days but not more than 60 days after the Extension Request is delivered to the Lenders) as of which the Lenders must respond to the Extension Request (the "Reply Date"). Each Lender approving the Extension Request shall deliver its written consent no later than the Reply Date. If the consent of all of the Lenders is received by the Agent on or prior to the Reply Date, the Facility A Termination Date specified in the Extension Request shall become effective at the expiration of the existing Facility A Termination Date and the Agent shall promptly notify the Borrower and each Lender of the new Facility A Termination Date. The Borrower may only request one extension of the Facility A Termination Date pursuant to this Section. If an Extension Request is granted, the Borrower, prior to same being effective, shall deliver to the Agent, an endorsement to each of the Title Policies insuring that the policy continues to be effective with respect to any Advances made during the extended term.

         SECTION 2.21. DETERMINATION OF BORROWING BASE. The Borrowing Base shall be determined by the Agent as follows:

                  (a) MONTHLY. On the 30th day following each month, the Borrower shall submit to the Agent a Borrowing Base Certificate dated as of the last day of the immediately preceding calendar month.

                  (b) NOTICE OF BORROWING BASE CHANGE. Promptly upon receipt, the Agent shall furnish a copy of the Borrowing Base Certificate to each of the Lenders.

                  (c) ADDITIONAL MORTGAGED PROPERTY/ADDITION TO BORROWING BASE. So long as there is no Event of Default or Unmatured Default, the Borrower may, but shall not be required to, add additional Real Estate as Mortgaged Property. Within sixty (60) days after the Closing Date, the Borrower may add to the Borrowing Base any and all of the Real Estate described in Schedule III hereto, subject to the Borrower satisfying all of the conditions precedent set forth in Sections 5.01(e), (g), (h), (i), (l), (m), (p), (q) and (w) hereof with respect thereto. In addition, if the Borrower wishes to add other Real Estate as a Mortgaged Property, it shall provide the Agent, with a copy for each Lender, such information with respect to such Real Estate as shall be required by the Agent and the Required Lenders, which information shall be generally the same type of information as that provided in respect of the initial Mortgaged Properties prior to the Closing Date. The Agent and the Required Lenders shall review such information to determine, by applying the standards and criteria consistent with the valuation of the Mortgaged Properties included in the Borrowing Base on the Closing Date, whether or not to accept such proposed Real Estate as a Mortgaged Property. If the Agent and the Required Lenders approve such property to become a Mortgaged Property, the Borrower shall deliver a Mortgage with respect thereto, together with all other documentation, opinions, insurance and other items, and take all other actions, consistent with the deliveries made and actions taken in respect to the Mortgaged Properties included in the Borrowing Base on the Closing Date. After such approval and upon delivery of all the foregoing documents, information and approvals thereof in writing by the Agent and the Required Lenders, such Additional Mortgaged Property shall be added to the Borrowing Base. The delivery by the Borrower of a request to add such Real Estate to the Borrowing Base shall constitute a representation by the Borrower on the date of delivery of the Mortgage with respect to such Real Estate, and on each date thereafter on which the Borrower is deemed to make the representations and warranties set forth in Article IV in respect of each Mortgaged Property, to such additional Real Estate.

                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES

         SECTION 3.01. YIELD-PROTECTION. If the adoption, on or after the Agreement Date, of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change, on or after the Agreement Date, in interpretation thereof, or the compliance of any Lender (which term, for purposes of this Article III, shall be deemed to include such Issuer in such capacity) therewith,

               (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

              (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

             (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans (or letters of credit or participations therein) or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans (or letters of credit or participations therein), or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans (PROVIDED, that the foregoing shall not include any amounts which First Chicago certifies is reflected in an increase of the Corporate Base Rate for the relevant period).

         SECTION 3.02. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender reasonably determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, and such increase will have the effect of reducing the rate of return on such Lender's capital as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation, as the case may be, could have achieved but for such Change (taking into account such Lender's or such corporation's policies, as the case may be, with respect to capital adequacy and any payments made to such Lender pursuant to
Section 3.01 which relate to capital adequacy and assuming that such Lender's capital was fully utilized prior to such Change), then within 15 days of demand by such Lender, the Borrower shall pay to the Agent, for the account of such Lender, such additional amount or amounts as will compensate such Lender for such reduction. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.02 it shall promptly notify the Borrower through the Agent of the event by reason of which it has become so entitled, but in any event within 90 days, after such Lender obtains actual knowledge thereof; PROVIDED that if such Lender fails to give such notice within the 90-day period after it obtains actual knowledge of such an event, such Lender shall, with respect to such compensation in respect of any costs resulting from such event, only be entitled to payment for costs incurred from and after the date 90 days prior to the date that such Lender does give such notice. A certificate setting forth in reasonable detail the computation of any additional amount payable pursuant to this Section 3.02, submitted by such Lender to the Borrower through the Agent, shall be delivered to the Borrower promptly after the initial incurrence of such additional amounts. "Change" means (i) any change after the Agreement Date in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender or any Lending Institution. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         SECTION 3.03. AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Agent determines that (i) deposits of a type and maturity appropriate to match fund Fixed Rate Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any Fixed Rate Advances of the affected Type to be repaid or to be converted (in accordance with the terms of this Agreement) to any Type of Advance which is not affected and is then available under this Agreement.

         SECTION 3.04. FUNDING INDEMNIFICATION. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance.

         SECTION 3.05. LENDER STATEMENTS: SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.01 and 3.02 or to avoid the unavailability of a Type of Advance under Section 3.03, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 3.01, 3.02 or 3.04. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.01, 3.02 and 3.04 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to each of the Lenders that:

         SECTION 4.01. ORGANIZATION, POWERS, ETC. OF BORROWER. Borrower (i) is a general partnership duly organized, validly existing and in good standing under laws of Florida, (ii) has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to carry on its business as now conducted, (iii) is duly qualified or licensed to transact business in every jurisdiction in which such qualification or licensing is necessary to enable it to enforce all of its material contracts and other material rights and to avoid any material penalty or forfeiture or in which the failure to be so qualified would have a Material Adverse Effect.

         SECTION 4.02. ORGANIZATION, POWERS, ETC. OF SUBSIDIARY GUARANTORS. Each Subsidiary Guarantor (i) is an entity duly organized, validly existing and in good standing under laws of its state of organization, (ii) has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to carry on its business as now conducted, (iii) is duly qualified or licensed to transact business in every jurisdiction in which such qualification or licensing is necessary to enable it to enforce all of its material contracts and other material rights and to avoid any material penalty or forfeiture, or in which the failure to be so qualified would have a Material Adverse Effect.

         SECTION 4.03. ORGANIZATION, POWERS, ETC. OF LENNAR AND LNR. Lennar and LNR (i) are each an entity duly organized, validly existing and in good standing under laws of its state of organization, (ii) have the power and authority to own or hold under lease the properties they purport to own or hold under lease and to carry on their business as now conducted, (iii) are duly qualified or licensed to transact business in every jurisdiction in which such qualification or licensing is necessary to enable them to enforce all of their material contracts and other material rights and to avoid any material penalty or forfeiture, or in which the failure to be so qualified would have a Material Adverse Effect.

         SECTION 4.04. AUTHORIZATION AND VALIDITY OF THIS AGREEMENT, ETC. OF BORROWER. Each of the Borrower and LLP Partner has the power and authority to execute and deliver this Agreement, the Notes and the other Loan Documents to which it is a party and to perform all its obligations hereunder and thereunder. The execution and delivery by the Borrower, LLP Partner and LNR Partner of this Agreement, the Notes and the other Loan Documents to which it is a party and the performance by the Borrower, LLP Partner and LNR Partner of all its obligations hereunder and thereunder and any and all actions taken by the Borrower (i) have been duly authorized by all requisite partnership action, (ii) will not violate or be in conflict with (a) any provisions of law (including, without limitation, any applicable usury or similar law), (b) any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government, or (c) any provision of its partnership agreement, (iii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under any material indenture, agreement or other instrument to which it is a party or by which it or any of its properties or assets is or may be bound, and (iv) except as otherwise contemplated by this Agreement, will not result in the creation or imposition of any Lien upon, or any security interest in, any of its properties or assets. Each of this Agreement, the Notes and the other Loan Documents to which the Borrower, LLP Partner or LNR Partner is a party has been duly executed and delivered by the Borrower, LLP Partner or LNR Partner, as the case may be. The Loan Documents constitute legal, valid and binding obligations of the Borrower, LLP Partner and LNR Partner, enforceable against the Borrower, LLP Partner and LNR Partner in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         SECTION 4.05. AUTHORIZATION AND VALIDITY OF THIS AGREEMENT, ETC. BY SUBSIDIARY GUARANTORS. Each Subsidiary Guarantor has the power and authority to execute and deliver this Agreement, the Subsidiary Guaranty and the other Loan Documents and to perform all its obligations thereunder. The execution and delivery by each Subsidiary Guarantor of the Subsidiary Guaranty and the other Loan Documents to which such Subsidiary Guarantor is a party and the performance by each Subsidiary Guarantor of all its obligations thereunder and any and all actions taken by such Subsidiary Guarantor (i) have been duly authorized by all requisite entity action, (ii) will not violate or be in conflict with (a) any provisions of law (including, without limitation, any applicable usury or similar law), (b) any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government, or (c) any provision of its certificate of organization, joint venture, partnership agreement, or by-laws, (iii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under any material indenture, agreement or other instrument to which it is a party or by which it or any of its properties or assets is or may be bound, and (iv) except as otherwise contemplated by this Agreement, will not result in the creation or imposition of any Lien upon, or any security interest in, any of its properties or assets. Each of the Subsidiary Guarantees and the other Loan Documents to which a Subsidiary Guarantor is a party has been duly executed and delivered by such Subsidiary Guarantor and the Loan Documents to which such Subsidiary Guarantor is a party constitutes the legal, valid and binding obligations of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         SECTION 4.06. AUTHORIZATION AND VALIDITY OF THIS AGREEMENT, ETC. BY LENNAR AND LNR. Each of Lennar and its subsidiaries and LNR and its subsidiaries has the power and authority to execute and deliver the Lennar and LNR Guaranty and the other Loan Documents to which it is a party and to perform all its obligations thereunder. The execution and delivery by Lennar and its subsidiaries and LNR and its subsidiaries of the Lennar and LNR Guaranty and the other Loan Documents to which Lennar and its subsidiaries or LNR and its subsidiaries are a party and the performance by Lennar and its subsidiaries and LNR and its subsidiaries of all their obligations thereunder and any and all actions taken by Lennar and its subsidiaries and LNR and its subsidiaries (i) have been duly authorized by all requisite entity action, (ii) will not violate or be in conflict with (a) any provisions of law (including, without limitation, any applicable usury or similar law), (b) any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government, or (c) any provision of its certificate of organization or by-laws,
(iii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under any material indenture, agreement or other instrument to which it is a party or by which it or any of its properties or assets is or may be bound, and
(iv) except as otherwise contemplated by this Agreement, will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of their properties or assets. Each of the Lennar and LNR Guaranty and the other Loan Documents to which Lennar and its subsidiaries or LNR and its subsidiaries are a party has been duly executed and delivered by Lennar and its subsidiaries and LNR and its subsidiaries, as the case may be. The Loan Documents to which Lennar and its subsidiaries or LNR and its subsidiaries are a party constitute legal, valid and binding obligations of Lennar and its subsidiaries and LNR and its subsidiaries, as the case may be, enforceable against Lennar and its subsidiaries and LNR and its subsidiaries in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         SECTION 4.07.     INTENTIONALLY OMITTED.

         SECTION 4.08.     INTENTIONALLY OMITTED.

         SECTION 4.09. NO MATERIAL ADVERSE EFFECT WITH RESPECT TO SUBSIDIARY GUARANTORS. No Event has occurred which has had or could reasonably be expected to have a Material Adverse Effect upon the Subsidiary Guarantors.

         SECTION 4.10. TITLE TO PROPERTIES. Schedule III hereto contains a complete and accurate list of all Real Estate owned by the Borrower and the Subsidiary Guarantors and constituting Collateral as of the Closing Date.

         SECTION 4.11. LITIGATION. There is no action, suit, proceeding, arbitration, inquiry or investigation (whether or not purportedly on behalf of the Borrower or any Subsidiary Guarantor) pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary Guarantor which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary Guarantor is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default would or could have a Material Adverse Effect on the Borrower or Subsidiary Guarantors. The Borrower and Subsidiary Guarantors have no material contingent obligations not provided for or disclosed in the Unaudited Financial Statements.

         SECTION 4.12. PAYMENT OF TAXES BY SUBSIDIARY GUARANTORS. There have been filed all federal, state and local tax returns with respect to the operations of the Subsidiary Guarantors which are required to be filed, including federal tax returns for the fiscal year ended November 30, 1996 and all prior fiscal years of the Subsidiary Guarantors, except where extensions of time to make those filings have been granted by the appropriate taxing authorities and the extensions have not expired. Each Subsidiary Guarantor has paid or caused to be paid to the appropriate taxing authorities all taxes as shown on those returns and on any assessment received by any of them, to the extent that those taxes have become due, except for taxes the failure to pay which do not violate the provisions of Section 6.03 hereof. The Internal Revenue Service has completed an examination of the Subsidiary Guarantors' federal income tax returns for the years ended 1980 through 1994, as part of its examination of Lennar's consolidated tax returns for those years, and Subsidiary Guarantors have paid all additional taxes, assessments, interest and penalties with respect to such years.

         SECTION 4.13. AGREEMENTS. Neither the Borrower nor any Subsidiary Guarantor is a party to any agreement or instrument or is subject to any charter or other restriction that could reasonably be expected to have a Material Adverse Effect on it. Neither the Borrower nor any Subsidiary Guarantor is in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party and consummation of the transactions contemplated hereby and in the other Loan Documents will not cause Borrower or such Subsidiary Guarantor to be in material default thereof.

         SECTION 4.14. FOREIGN DIRECT INVESTMENT REGULATIONS. Neither the making of the Advances nor the repayment thereof nor any other transaction contemplated hereby will involve or constitute a violation by the Borrower or any Subsidiary Guarantor any provision of the Foreign Direct Investment Regulations of the United States Department of Commerce or of any license, ruling, order, or direction of the Secretary of Commerce thereunder.

         SECTION 4.15.     FEDERAL RESERVE REGULATIONS.

         (a) Neither the Borrower nor any Subsidiary Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System of the United States). Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries and of any Subsidiary Guarantor which are subject to any limitation on sale, pledge, or other restriction hereunder.

         (b) No part of the proceeds of any of the Advances will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. If requested by the Lenders, the Borrower and the Subsidiaries shall furnish to the Lenders a statement in conformity with the requirements of Federal Reserve Form U-l referred to in Regulation U of said Board of Governors. No part of the proceeds of the Advances will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.

         SECTION 4.16. CONSENTS, ETC. Except as set forth on Schedule IV, no order, license, consent, approval, authorization of, or registration, declaration, recording or filing (except for the filing of a Current Report on Form 8-K, and a Quarterly Report on Form 10-Q, in each case by Lennar and LNR with the Securities and Exchange Commission) with, or validation of, or exemption by, any governmental or public authority (whether federal, state or local, domestic or foreign) or any subdivision thereof is required in connection with, or as a condition precedent to, the due and valid execution, delivery and performance by Borrower of this Agreement, the Notes, the other Loan Documents, and by the Subsidiary Guarantors of the Subsidiary Guarantees and other Loan Documents to which they are a party or the legality, validity, binding effect or enforceability of any of the respective terms, provisions or conditions thereof. To the extent that any franchises, licenses, certificates, authorizations, approvals or consents from any federal, state or local (domestic or foreign) government, commission, bureau or agency are required for the acquisition, ownership, operation or maintenance by the Borrower and the Subsidiary Guarantors of properties now owned, operated or maintained by it, those franchises, licenses, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor.

         SECTION 4.17. COMPLIANCE WITH APPLICABLE LAWS. The Borrower and the Subsidiaries are in compliance with and conform to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of all domestic or foreign governments or any instrumentality thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, the violation of which would have a Material Adverse Effect on it, including, without limitation, regulations of the Board of Governors of the Federal Reserve System, the Federal Interstate Land Sales Full Disclosure Act and the Florida Land Sales Act, The California Subdivided Lands Act, the California Subdivision Map, and Regulations promulgated by the California Department of Real Estate, Arizona Revised Statutes Sections 9-463.01, ET SEQ. and A.R.S. Sections 11-806.01, ET SEQ., A.R.S. Sections 32-2181, ET SEQ. and similar laws, if any in the State of Texas. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local health and safety statutes and regulations.

         SECTION 4.18. RELATIONSHIP OF THE BORROWER AND THE SUBSIDIARY GUARANTORS. The Borrower and the Subsidiary Guarantors are engaged as an integrated group in the business of owning, developing and selling Real Estate. The Borrower and the Subsidiary Guarantors require financing on such a basis that funds can be made available from time to time to such entities, to the extent required for the continued successful operation of their integrated operations. The Advances to be made to the Borrower and the Facility Letters of Credit to be issued for the account of the Borrower under this Agreement are for the purpose of financing the integrated operations of the Borrower and the Subsidiary Guarantors, and each of the Borrower and the Subsidiary Guarantors expects to derive benefit, fair consideration and reasonably equivalent value, directly or indirectly, from the Advances and Facility Letters of Credit, both individually and as a member of the integrated group, since the financial success of the operations of each Borrower and Subsidiary Guarantor is dependent upon the continued successful performance of the integrated group as a whole.

         SECTION 4.19. SUBSIDIARIES; JOINT VENTURES. Schedule V hereto contains a complete and accurate list with respect to the Borrower of (i) all Subsidiaries, including, with respect to each such Subsidiary, (a) its state of incorporation, (b) all jurisdictions (if any) in which it is qualified as a foreign corporation, (c) the number of shares of its Capital Stock outstanding, and (d) the number and percentage of those shares owned by the Borrower and/or by any other Subsidiary, and (ii) each Joint Venture, including, with respect to each such Joint Venture, (a) its jurisdiction of organization, (b) all other jurisdictions in which it is qualified as a foreign entity and (c) all Persons other than the Borrower that are parties, partners, venturers, or members, whether direct or indirect, thereto. All the outstanding shares of Capital Stock of each Subsidiary are validly issued, fully paid and nonassessable, except as otherwise provided by state wage claim laws of general applicability. All of the outstanding shares of Capital Stock of each Subsidiary as specified in Schedule V are owned free and clear of all liens, pledges, security interests, equity or other beneficial interests, charges and encumbrances of any kind whatsoever. The Borrower does not own of record or beneficially any shares of the Capital Stock of any corporation that is not a Subsidiary Guarantor or a Joint Venture Subsidiary.

         SECTION 4.20. ERISA. Neither the Borrower nor any Subsidiary Guarantor is executing or delivering any of the Loan Documents or entering into any of the transactions contemplated hereby, directly or indirectly, in connection with any arrangement or understanding in any respect involving any "employee benefit plan" with respect to which the Borrower or any Subsidiary is a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, or a "disqualified person", within the meaning of the Internal Revenue Code 1986, as amended. No Unfunded Liabilities exist with respect to any Single Employer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         SECTION 4.21. INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.22. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 4.23. POST-RETIREMENT BENEFITS. The present value of the expected cost of post-retirement medical and insurance benefits payable by the Borrower and the Subsidiaries to its employees and former employees, as estimated by the Borrower in accordance with procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $ -0- .

         SECTION 4.24. INSURANCE. The certificate signed by the President or Chief Financial Officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property, casualty, and liability insurance programs carried by the Borrower and each Subsidiary Guarantor and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

         SECTION 4.25. ENVIRONMENTAL REPRESENTATIONS. To the best of the Borrower's knowledge and belief, no Hazardous Substances in material violation of any Environmental Laws are present upon any of the Real Estate owned by Borrower or any Subsidiary, and neither the Borrower nor any Subsidiary has received any notice to the effect that any of the Real Estate owned by Borrower or any Subsidiary or any their respective operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any

Hazardous Substance into the environment which non-compliance or remedial action could be reasonably expected to have a Material Adverse Effect.

         SECTION 4.26.     SECURITY DOCUMENTS.

                  (a) Each Mortgage, when executed and delivered by the relevant Loan party, and properly filed and recorded (with all required filing and recording fees being paid) in the office(s) specified in Schedule VIII shall constitute a Lien on, and security interest in, all right, title, interest, claim and estate of each Subsidiary Guarantor, Joint Venturer, or Borrower executing such Mortgage on the Mortgaged Property described therein, security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, other than with respect to the Permitted Liens.

                  (b) The Security Agreement (Capital Stock and Partnership Interest) is effective to create in favor of the Agent, for the benefit of the Lenders, legal, valid and enforceable security interests in the Capital Stock and partnership interests of the Subsidiaries described therein and proceeds thereof and, when the stock certificates and partnership certificates (if any) described therein are delivered to the Agent, and such financing statements describing such Collateral as may be necessary to be filed in the appropriate jurisdictions in order to perfect the security interest being granted, the Security Agreement (Capital Stock and Partnership Interests) shall constitute a perfected first priority lien on, and security interest in, all right, title and interest of the Borrower, or each Subsidiary owning Capital Stock or partnership interests of another Subsidiary, in such Capital Stock and partnership interests and the proceeds thereof as security for the Obligations, in each case prior and superior in right to any other Person when financing statements in appropriate form are properly filed (with all required filing fees deemed paid) in the office(s) specified in Schedule IX.

         SECTION 4.27. SOLVENCY. The Borrower, each partner of Borrower, and each Subsidiary Guarantor are, and after giving effect to the Reorganization and the incurrence of all Indebtedness and Obligations being incurred and the transfers to be made in connection herewith and therewith will be and will continue to be, Solvent.

         SECTION 4.28. NO MISREPRESENTATION. No representation or warranty contained herein or made hereunder and no certificate, schedule, exhibit, report or other document provided or to be provided by Borrower or any Subsidiary Guarantor in connection with the transactions contemplated hereby or thereby (including, without limitation, the negotiation of and compliance with the Loan Documents) contains or will contain a misstatement of a material fact or omit to state a material fact required to be stated herein or therein in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

         SECTION 4.29. NO ENCROACHMENTS; LICENSES AND PERMITS. Except as shown on the Title Policy or on the survey referred to in the Title Policy, all of the Improvements lie wholly within the boundaries and building restriction lines of the Mortgaged Properties and no improvements on adjoining properties encroach upon the Mortgaged Properties, except in either case for immaterial encroachments which do not adversely affect the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the Mortgaged Properties. Each of the Mortgaged Properties is in compliance with, and is lawfully occupied and used in compliance with, all applicable laws and insurance requirements, including, without limitation, building and zoning ordinances and codes. Each of the Borrower or the Subsidiary Guarantors, as the case may be, is in possession of, and in compliance with, all licenses, permits, certificates or other authorizations necessary or required by applicable law or insurance requirements for the conduct of its business or the use or occupancy of the Mortgaged Properties; all such licenses, permits, certificates and authorizations are valid and in full force and effect and have not been modified or qualified in a manner detrimental to the operation of the Mortgaged Properties. Neither the Borrower nor any of the Subsidiary Guarantors has received any material written notification or threat of any action or proceeding regarding the non-compliance or non-conformity of the Mortgaged Properties with any applicable law or insurance requirements, nor is the Borrower or any of the Subsidiary Guarantors aware of any such pending actions or proceedings.

         SECTION 4.30. INDEPENDENT UNITS. Each of the Mortgaged Properties is an independent unit which does not rely on any drainage, water, sewer, access, parking, structural or other facilities located on any property not included in the Mortgaged Properties or on public or utility easements (i) to fulfill any zoning, building code or other requirement of any governmental authority that has jurisdiction over the Mortgaged Properties, (ii) for structural support or
(iii) to fulfill the requirements of any lease or other agreement affecting the Mortgaged Properties.

         SECTION 4.31. MINIMUM TANGIBLE NET WORTH. On the Closing Date, the Tangible Net Worth of the Borrower will not be less than $175,000,000.

         SECTION 4.32. STEVENSON RANCH VENTURE L.L.C. AND BRESSI RANCH. On the Closing Date, Investments by the Borrower in Stevenson Ranch Venture L.L.C. and Bressi Ranch collectively shall not exceed $23,500,000.

         SECTION 4.33 IMPROVEMENTS ON PROPERTY. None of the Property is "improved", as such term is defined in 12 CFR Section 22.1, Subpart (b), except as has been disclosed to the Lenders, in writing, prior to the Agreement Date.

                                    ARTICLE V

                              CONDITIONS PRECEDENT


         SECTION 5.01. CONDITIONS OF EFFECTIVENESS. This Agreement shall become effective when the Agent shall have received counterparts of this Agreement executed by the Borrower and each of the Lenders; PROVIDED, HOWEVER, that the Lenders shall not be required to make any

Advance and the Issuer shall not be required to issue any Facility Letters of Credit, hereunder, unless and until the Agent shall have received each of the following items (with all documents required below, except as otherwise specified, to be dated the Closing Date, which date shall be the same for all such documents, and each of such documents to be in form and substance satisfactory to the Agent, in the sole and absolute discretion of the Agent, be fully and properly executed by all parties thereto, and (except for the Notes) to be in sufficient copies for each Lender), and the conditions specified below shall have been satisfied:

         (a) Facility A Notes and the Facility B Notes payable to the order of each of the Lenders.

         (b) The Subsidiary Guarantees.

         (c) The Lennar and LNR Guaranty.

         (d) Borrowing Base Certificate calculating the Borrowing Base as of the Closing Date, based upon the Book Value of the Collateral as of August 31, 1997, executed by an Authorized Officer.

         (e) Fully executed and acknowledged counterparts of the Mortgages, and all other security documents with respect to the Mortgaged Properties as of the Closing Date and the delivery of evidence satisfactory to the Agent and counterparts of the Mortgages and all other of such documents the Agent desires to have recorded have been or will be recorded in all places necessary or desirable to create and maintain valid and enforceable first priority liens on the fee simple or leasehold interest of the Borrower and the Subsidiary Guarantors, as applicable, in the Mortgaged Properties in favor of the Agent, as mortgagee (or as beneficiary in those jurisdictions where the lien is granted to a trustee for the benefit of the Agent) and in all other items of Collateral as of the Closing Date in favor of the Agent.

         (f) Security Agreement (Capital Stock and Partnership Interests).

         (g) Properly executed Financing Statements or any other documents required to be filed by legal requirements, satisfactory in form and substance of the Agent in each jurisdiction as may be necessary (in the Agent's reasonable judgment) effectively to perfect and maintain the security interest in the Collateral created by the Borrower Security Documents and Subsidiary Guarantor Security Documents and the delivery of evidence that such financing statements or other documents will have been or will be filed and recorded in all places necessary or desirable, in the reasonable judgment of the Agent, to create and maintain valid and enforceable first priority Liens on the Collateral in favor of the Agent.

         (h) The Title Policy or marked title commitment for each Mortgaged Property.

         (i) The Survey (or as to the Lots which have been platted, a copy of the plat) of all of the constituent parts of the Mortgaged Property dated within sixty (60) days next prior to the Closing Date.

         (j) INTENTIONALLY OMITTED.

         (k) The stock certificates (which certificates shall be accompanied by irrevocable undated stock powers duly endorsed in blank and irrevocable proxies, all satisfactory in form and substance to the Agent), certificates of certificated partnership interest, and certificates of certificated limited liability company membership interest, representing the Capital Stock and partnership and limited liability company interests to be pledged on the Closing Date pursuant to the Security Agreement (Capital Stock and Partnership Interests).

         (l) The Environmental Indemnity.

         (m) A draft of an Appraisal of each Mortgaged Property satisfactory in form and substance to the Agent evidencing that the Appraised Value of the Finished Lots, Land Under Development, Entitled Land, and Unentitled Land included in the Borrowing Base in the aggregate equals or exceeds the Net Book Value of such Collateral in the aggregate; PROVIDED, HOWEVER that the Net Book Value of the Bramalea Land shall be adjusted for the Purchase Price Accounting Adjustment.

         (n) The results of a recent search (the "UCC Search") in such states and other jurisdictions as the Agent shall determine by a Person satisfactory to the Agent of the Uniform Commercial Code (or similar legislation), judgment and tax lien filings which may have been filed with respect to personal property of the Borrower and the Subsidiary Guarantors, and the results of such search shall be satisfactory to the Agent.

         (o) Evidence of insurance (the "Insurance Certificates") required by this Agreement satisfactory to the Agent.

         (p) A flood plain certificate (if not included in the survey relating to each Mortgaged Property).

         (q) An Environmental Report.

         (r) The favorable written opinion by Rubin Baum Levin Constant Friedman & Bilzin, counsel for the Borrower, the Subsidiary Guarantors, Lennar and LNR addressed to the Lenders and in form and substance satisfactory to the Agent,
(i) confirming the accuracy of the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 (excluding from each such section clause (ii) thereof, and limited, in the case of clause (iii) thereof, to the jurisdictions listed under the heading "Where Qualified" in Schedule V hereto), 4.11, 4.17,
4.18 and the second sentence of Section 4.13 hereof (which opinion, as to the representations set forth in clauses (ii)(b),

(iii) and (iv) of Sections 4.04, 4.05 and 4.06, Sections 4.11, 4.17, 4.18 and the second sentence of Section 4.13 hereof, may be to the best knowledge of such counsel, and may in its entirety be limited to Florida, Arizona, Delaware, Texas, California and United States federal law); and (ii) to the effect that this Agreement, the Notes, Subsidiary Guarantees, and other Loan Documents have been duly authorized, executed and delivered by the Borrower and Subsidiary Guarantors. Such counsel may rely, in its opinion, on the opinions of special counsel to the Borrower referred to in Section 5.01(s) below, as to matters of law of the State of Illinois, on the opinion of Fennemore, Craig of Phoenix, Arizona as to matters of law of the State of Arizona, on the opinion of Belinger & DeWolf, P.C. as to matters of law of the State of Texas and on the opinion of Palmieri, Tyler, Wiener, Wilhelm & Waldron as to matters of law of the State of California. In addition, Rubin, Baum, Levin, Constant, Friedman & Bilzin may rely on the opinion of Rogers & Wells as to matters of Delaware law applicable to the transaction. The Borrower hereby instructs its counsel to prepare its opinion and deliver it to Lenders for their benefit, and such opinion shall contain a statement to such effect.

         (s) The favorable written opinion of Rudnick & Wolfe, special counsel to the Borrower, the Subsidiary Guarantors, Lennar and LNR that (i) no authorization, consent, approval, license or exemption of, or filing nor registration with or other action by any Illinois, United States federal or Delaware governmental department, commission, board, bureau, regulatory body, agency or instrumentality or to the best knowledge of such counsel, any court is or will be necessary for the execution, delivery and performance by the Borrower of this Agreement, the Notes, and the Subsidiary Guarantees and (ii) this Agreement, the Notes and the Subsidiary Guarantees constitute the legal, valid and binding obligations of the Borrower and the Subsidiary Guarantors, enforceable in accordance with their respective terms, except as the rights and remedies of the Lenders thereunder may be limited by (A) applicable bankruptcy, Reorganization, insolvency and other laws effecting creditors' rights generally from time to time in effect, (B) the exercise of the discretionary powers of the court before which any proceeding seeking equitable remedies (including, without limitation, specific performance and injunctive relief) may be brought, and (C) such other qualifications expressed in the opinion PROVIDED that such qualifications are acceptable to Agent. Such counsel may rely on the opinion of counsel to the Borrower and the Subsidiary Guarantors delivered pursuant to subsection (b) above relating to the representations set forth in Sections 4.01 and 4.02 hereof and on the opinion of Palmieri, Tyler, Wiener, Wilhelm & Waldron as to matters of law of the State of California. The Borrower hereby instructs its special counsel to prepare its opinion and deliver it to Lenders for their benefit, and such opinion shall contain a statement to such effect.

         (t) The favorable written opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., special counsel to the Agent and the Lenders, dated the Closing Date, addressed to the Lenders to the effect that: while it has not independently considered the matters covered by the opinions provided pursuant to Sections 5.01(s) and (t) to the extent necessary to enable it to express the conclusions stated therein, those opinions of counsel and the other documents provided pursuant to this Section 5.01 are substantially responsive to the requirements of this Agreement.

         (u) The following supporting documents with respect to the Borrower, each Subsidiary Guarantor, Lennar and LNR: (i) a copy of its certificate of existence or certificate or articles of incorporation, as the case may be, and, with respect to the Borrower, the certificate of incorporation of LLP Partner and LNR Partner certified as of a date reasonably close to the Closing Date to be a true and accurate copy by the Secretary of State of its state of incorporation, as the case may be, or if a copy of such certificate of incorporation has been previously delivered to the Agent in connection with the Existing Credit Agreement, a certificate of its Secretary or Assistant Secretary to the effect that there have been no amendments to its certificate of incorporation since April 4, 1997; (ii) a certificate of that Secretary of State, dated as of a date reasonably close to the Closing Date, as to its existence and (if available) good standing and, with respect to the Borrower, also as to LLP Partner and LNR Partner; (iii) a certificate of the Secretary of State of each jurisdiction, other than its state of incorporation, in which it does business, as to its qualification as a foreign corporation; (iv) a copy of its by-laws, certified by its Secretary or Assistant Secretary to be a true and accurate copy of its by-laws in effect on the Closing Date, or, if a copy of such by-laws has been previously delivered to the Agent in connection with the Existing Credit Agreement, a certificate of its Secretary or Assistant Secretary to the effect that there have been no amendments to its by-laws since April 4, 1997; (v) a certificate of its Secretary or Assistant Secretary, dated the Closing Date, as to the incumbency and signatures of its general partner or officers, as the case may be, who have executed any documents in connection with the transactions contemplated by this Agreement; (vi) a copy of resolutions of the Executive Committee of its Board of Directors, certified by its Secretary or Assistant Secretary to be a true and accurate copy of resolutions duly adopted by such Executive Committee or a certificate executed by an authorized officer of the general partner as to the partnership actions duly adopted by such general partner, as the case may be, that are in full force and effect on the Closing Date, authorizing the execution and delivery by it of this Agreement, the Notes and the other Loan Documents and the performance by it of all its obligations thereunder; and (vii) such additional supporting documents and other information with respect to its operations and affairs as the Agent may reasonably request.

         (v) A certificate signed by a duly authorized officer of the Borrower stating that: (i) the representations and warranties of the Borrower contained in Article IV hereof are correct and accurate on and as of the date of that certificate as though made on and as of that date and (ii) no event has occurred and is continuing which constitutes an Event of Default or Unmatured Default hereunder.

         (w) Such other documents as any Lender or its counsel may reasonably request.

         (x) There shall not have occurred any changes in the consolidated financial condition, results of operations or cash flows of the Subsidiary Guarantors from that reflected in the Pro Forma Financial Statements which has or reasonably could be expected to have, in the judgment of the Required Lenders, a Material Adverse Effect on the Borrower's financial condition or results of operations, taken as a whole.

         (y) The Borrower shall not have entered into or agreed to any amendment or modification of the Borrower's Partnership Agreement, or waived or released any material right or benefits of the Borrower thereunder without the prior written consent of the Agent or the Required Lenders.

         (z) The Agent shall have received the Pro Forma consolidated balance sheet of Lennar referred to in Section 5.01(p) of the Lennar Credit Agreement.

         (aa) All conditions precedent to the effectiveness of the Lennar Credit Agreement and the obligations of the "Lenders" thereunder to make "Advances" thereunder shall have been satisfied.

         (bb) A certificate signed by the Chief Financial Officer of Lennar showing in reasonable detail the calculations used to determine the Leverage Ratio for the Pricing Grids attached hereto as Exhibit F.

         (cc) A report in reasonable detail and in form and substance satisfactory to the Agent, with calculations indicating that the Borrower, as of the Closing Date is in compliance with the provisions of Article VII, which calculations shall be based upon the financial statements of the Borrower.

         (dd) The Agent shall have received an estimated consolidating balance sheet of the Borrower and its consolidated Subsidiaries, dated as of the Closing Date, reflecting (i) the combined accounts of the Borrower and all of its Subsidiaries, (ii) the combined accounts of the Borrower and the Subsidiary Guarantors, and (iii) the combined accounts of all Subsidiaries that are not Subsidiary Guarantors (the "Estimated Opening Balance Sheet"). The Estimated Opening Balance Sheet shall be prepared in accordance with sound accounting practices, consistent with the financial statements of those Subsidiaries of the Borrower which were included in the historical financial statements of Lennar and, to the extent the Estimated Opening Balance Sheet includes estimates, such estimates shall be made based on factors and assumptions that are reasonable under the circumstances.

         SECTION 5.02.     CONDITIONS PRECEDENT TO ALL BORROWINGS.

         (a) No Lender shall be required to make any Advance (other than an Advance that after giving effect thereto and to the application of the proceeds thereof, does not increase the amount of the sum of outstanding (a) Advances and
(b) Reimbursement Obligations) and no Issuer shall be obligated to issue any Facility Letter of Credit, unless on the applicable Borrowing Date:

               (i) the Agent shall have received notice of Borrower's request for the Advance and/or the issuance of a Facility Letter of Credit with respect thereto as provided in Sections 2.06(a) and 2.15(c)(i), respectively, and such other approvals, opinions or documents as the Agent may reasonably request; and

              (ii) the representations and warranties of the Borrower contained in Article IV hereof are true and correct as of such Borrowing Date or Issuance Date, PROVIDED, HOWEVER, for the purposes hereof (A) from and after the date of delivery by the Borrower pursuant to Section 6.04(a) of its Consolidated Financial Statements for the year ending November 30, 1997, the Borrower shall represent and warrant to each of the Lenders that the annual audited financial statements, and the related notes and schedules (if any), audited and reported upon by Deloitte & Touche, independent certified public accountants, most recently delivered by the Borrower pursuant to Section 6.04(a) as of the date of the request for an Advance and/or the issuance of a Facility Letter of Credit (a) were prepared in accordance with GAAP, consistently applied throughout the respective periods covered thereby, (b) present fairly the consolidating financial condition of the Borrower and the Subsidiary Guarantors as of the respective dates thereof, (c) show all material Liabilities, direct or contingent, of each Subsidiary Guarantor as of those dates (including, without limitations, Liabilities for taxes and material commitments), and (d) present fairly the consolidating results of operations and cash flows of the Subsidiary Guarantors for the respective periods covered thereby; and
         (B) from and after the date of delivery by the Borrower pursuant to
         Section 6.04(b) of its Consolidated Financial Statements for the quarter ending February 28, 1998, the references in Section 4.08 to "Unaudited Financial Statements" shall be deemed to be references to the quarterly unaudited financial statements most recently delivered by the Borrower pursuant to Section 6.04(b) as of the date of the request for an Advance and/or the issuance of a Facility Letter of Credit and such financial statements shall present fairly the consolidating results of operations and cash flows of the Subsidiary Guarantors for the respective periods covered thereby;

             (iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel;

              (iv) There exists no Event of Default or Unmatured Default;

               (v) The making of the Advance and/or the issuance of a Facility Letter of Credit will not result in any Event of Default or Unmatured Default.

         (b) Each Borrowing Notice with respect to each such Advance or the Issuance Notice with respect to such Facility Letter of Credit shall constitute a representation and warranty by the Borrower that all of the conditions contained in this Section 5.02 have been satisfied.

         SECTION 5.03 TERMINATION. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, if all of the conditions precedent to the obligations of the Lenders set forth in Sections
5.01 and 5.02 (as to the initial Borrowing Date only) shall not have been satisfied or waived by the Lenders prior to December 31, 1997, the Commitments and all other obligations of the Lenders under this Agreement and the other Loan Documents shall terminate as of such date and be of no further force or effect thereafter. Such termination shall not diminish or affect or relieve the Borrower or any Subsidiary Guarantor, from any of their respective Obligations which are stated to survive a termination of the Commitments or the termination of this Agreement or the other Loan Documents.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that from the date hereof until payment in full of all the Obligations, unless the Required Lenders otherwise shall consent in writing as provided in Section 13.06 hereof, the Borrower will, and will cause each of the Subsidiaries to:

         SECTION 6.01. EXISTENCE, PROPERTIES, ETC. Do or cause to be done all things or proceed with due diligence with any actions or courses of action which may be necessary to preserve and keep in full force and effect its existence under the laws of their respective states of incorporation and all qualifications or licenses in jurisdictions in which such qualification or licensing is required for the conduct of its business or in which the Lenders shall request such qualification; PROVIDED, HOWEVER, that nothing herein shall be deemed to prohibit the Borrower or any Subsidiary other than the Borrower from (i) merging into or consolidating with any other Subsidiary (including the Borrower, if the Borrower is the surviving entity) or (ii) declaring and paying dividends in complete liquidation. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The primary business of the Borrower and the Subsidiaries shall at all times be the acquisition, development, and sale of land.

         SECTION 6.02. NOTICE. Give prompt written notice to the Agent of (i) any proceeding instituted by or against the Borrower or any of the Subsidiaries in any federal or state court or before any commission or other regulatory body, federal, state or local, or any such proceedings threatened against the Borrower or any Subsidiary in writing by any federal, state or other governmental agency, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, and (ii) any other Event which could reasonably be expected to lead to or result in a Material Adverse Effect, or which, with or without the giving of notice or the passage of time or both, would constitute an Event of Default or a default under any material agreement, other than this Agreement or the other Loan Documents, to which the Borrower is a party or by which any of its properties or assets is or may be bound.

         SECTION 6.03. PAYMENTS OF DEBTS, TAXES, ETC. Pay all its debts and perform all its obligations promptly and in accordance with the respective terms thereof, and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon the Borrower or Subsidiary or upon its incomes or receipts or upon any of their properties before the same shall become in default or past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might result in the imposition of a lien or charge upon such properties or any part thereof; PROVIDED, HOWEVER, that it shall not constitute a violation of the provisions of this Section 6.03 if the Borrower or a Subsidiary shall fail to perform any such obligation or to pay any such debt (except for obligations for money borrowed), tax, assessment, governmental charge or levy or claim for labor, materials or supplies which is being contested in good faith, by proper proceedings diligently pursued, and as to which adequate reserves have been provided.

         SECTION 6.04. ACCOUNTS AND REPORTS. Maintain a standard system of accounting established and administered in accordance with GAAP, and provide to the Lenders the following:

         (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending November 30, 1997), a consolidated balance sheet of the Borrower and the Subsidiaries as of the end of that fiscal year and the related consolidated statements of earnings, partners' equity and cash flows for that fiscal year, all with accompanying notes and schedules, prepared in accordance with GAAP consistently applied and audited and reported upon by Deloitte & Touche or another firm of independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Agent (such audit report shall be unqualified except for qualifications relating to changes in GAAP and required or approved by the Borrower's independent certified public accountants);

         (b) as soon as available and in any event within 60 days after the end of each of the first three quarters, and within 120 days after the end of the fourth quarter, of each fiscal year of the Borrower (commencing with the quarter and Fiscal Year ending November 30, 1997), a consolidated balance sheet of the Borrower and the Subsidiaries as of the end of that quarter, and the related consolidated statement of partners' and stockholders' equity earnings and cash flows of the Borrower and the Subsidiaries for the period from the beginning of the fiscal year to the end of that quarter, all prepared in accordance with GAAP consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by the Chief Financial Officer of the Borrower;

         (c) within 60 days after the end of each of the first three quarters, and within 120 days after the end of the fourth quarter, of each fiscal year of the Borrower (commencing with the quarter and Fiscal Year ending November 30, 1997), the following described balance sheets and statement of earnings all prepared in accordance with GAAP consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by the Chief Financial Officer of the Borrower, (i) a consolidated balance sheet of the Borrower (in a form acceptable to the Agent) as of the end of that quarter and the related consolidated statement of earnings of the Borrower (in a form acceptable to the Agent) for the period from the beginning of the fiscal year to the end of that quarter and (ii) a balance sheet of each Subsidiary Guarantor (in a form acceptable to the Agent) as of the end of that quarter and the related statement of earnings of such Subsidiary Guarantor (in a form acceptable to the Agent) for the period from the beginning of the fiscal year to the end of that quarter;

         (d) concurrently with the delivery of the financial statements described in subsection (a) above, a letter signed by that firm of independent certified public accountants to the effect that, during the course of their examination, nothing came to their attention which caused them to believe that any Event of Default or Unmatured Default has occurred, or if such Event of Default or Unmatured Default has occurred, specifying the facts with respect thereto; and concurrently with the delivery of the financial statements described in subsections (b) and (c) above, a certificate signed by the President or Executive Vice President and the Chief Financial Officer of the Borrower to the effect that, having read this Agreement, and based upon an examination which they deemed sufficient to enable them to make an informed statement, there does not exist any Event of Default or Unmatured Default, or if such Event of Default or Unmatured Default has occurred, specifying the facts with respect thereto;

         (e) within 60 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending November 30, 1997), a schedule of all Real Estate owned by the Borrower and the Subsidiaries in the form of Schedule III annexed hereto or as otherwise required by Agent, which schedule, in addition to providing all the categories of information specified in Schedule III, shall specify those properties the interest and carrying charges attributable to which are being deducted, for financial reporting purposes, for the fiscal year in which they are paid and shall contain all such other information as Agent shall require;

         (f) within 90 days after the beginning of each fiscal year of the Borrower, a projection, in reasonable detail and in form and substance satisfactory to the Agent, on a quarterly basis of the cash flow and of the earnings of the Borrower and the Subsidiaries for that fiscal year and for the immediately succeeding fiscal year;

         (g) Promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by Lennar and LNR to their respective stockholders, and of all regular and periodic reports and other material (including copies of all registration statements and reports under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended) filed by Lennar and LNR with any securities exchange or any governmental authority or commission, except material filed with governmental authorities or commissions relating to the development of Real Estate in the ordinary course of the business of Lennar and LNR;

         (h) as soon as available and in any event within 60 days after the end of each of the first three quarters, and within 120 days after the end of the fourth quarter, of each fiscal year of each Joint Venture, a balance sheet of that Joint Venture as of the end of that quarter and a statement of earnings of that Joint Venture for the period from the beginning of the fiscal year to the end of that quarter, prepared in accordance with GAAP consistently applied, unaudited but certified to be true and accurate, subject (in the case of the financial statements delivered for the first three quarter of each fiscal year) to normal year-end adjustments, by the Chief Financial Officer of the Borrower;

         (i) within 60 days after the end of each of the first three quarters, and within 90 days after the end of each fiscal year of the Borrower (commencing with the quarter and Fiscal Year ending November 30, 1997), a report, in reasonable detail and in form and substance satisfactory to the Agent, with calculations indicating that the Borrower is in compliance with the provisions of Article VII and, Article VIII, of this Agreement;

         (j) within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA, but the foregoing statement shall be required only if any Single Employer Plan shall exist;

         (k) as soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the Chief Financial Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

         (l) as soon as possible and in any event within 10 days after receipt thereof by the Borrower, a copy of (a) any Environmental Claim against the Borrower or any of the Subsidiaries, and (b) any notice alleging any violation of any Environmental Law or any federal, state or local health or safety law or regulation by the Borrower or any of the Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect;

         (m) such supplements to the aforementioned documents and additional information (including, but not limited to, leasing, occupancy and non-financial information) and reports as the Agent or any Lender may from time to time reasonably require;

         (n) concurrently with the quarterly financial statements described in subsection (b) above following the end of any quarter in which each new Subsidiary that is to become a Subsidiary Guarantor under Section 6.07 hereof was formed, the Borrower shall deliver to the Agent (i) revised copies of
Schedule I to this Agreement and Schedule I to the Notes, adding thereto the name of such new Subsidiary Guarantor, (ii) a revised copy of Schedule V to this Agreement, adding thereto the information with respect to such new Subsidiary required by Section 4.19 hereof, (iii) a Joinder Agreement, in form and content satisfactory to the Agent, executed by a duly authorized officer of such new Subsidiary, pursuant to which such Subsidiary agrees to become a Subsidiary Guarantor hereunder, assumes all of the Obligations, and agrees that Schedule I hereto and Schedule I to the Notes shall be amended to include the name of such Subsidiary; (iv) a copy of the certificate of incorporation or other organizational document of such new Subsidiary, certified by the secretary of state or other official of the state or other jurisdiction of its incorporation; and (v) a copy of the bylaws of such new Subsidiary, certified by the secretary or other appropriate officer or partner of such Subsidiary.

         (o) within 60 days of the Closing Date, a Closing Date balance sheet of the Borrower, as of such date and after giving effect to the formation of the Borrower, the transfer of assets by LLP Partner to the Borrower pursuant to the Reorganization and the effectiveness of this

Agreement and the Lennar Credit Agreement and the funding of the initial loans thereunder, prepared in accordance with GAAP, unaudited but certified to be true and accurate by the Chief Financial Officer of the Borrower.

         SECTION 6.05. ACCESS TO PREMISES AND RECORDS. At all reasonable times and as often as any Lender may reasonably request, permit authorized representatives and agents designated by that Lender to (i) have access to the premises of the Borrower and each Subsidiary and to their respective corporate books and financial records, and all other records relating to their respective operations and procedures, (ii) make copies of or excerpts from those books and records and (iii) upon reasonable notice to the Borrower, discuss the respective affairs, finances and operations of the Borrower and the Subsidiaries with, and to be advised as to the same by, their respective officers and directors.

         SECTION 6.06. MAINTENANCE OF PROPERTIES AND INSURANCE. Maintain all its and each Subsidiary Guarantor's properties and assets in good working order and condition and make all necessary repairs, renewals and replacements thereof so that its business carried on in connection therewith may be properly conducted at all times; and maintain or require to be maintained (i) adequate insurance, by financially sound and reputable insurers, on all properties of the Borrower and each Subsidiary Guarantor which are of character usually insured by Persons engaged in the same or a similar business against loss or damage resulting from fire, defects in title or other risks insured against by extended coverage and of the kind customarily insured against by those Persons, (ii) adequate public liability insurance against tort claims which may be incurred by the Borrower, and (iii) such other insurance as may be required by law. Upon the request of the Agent, the Borrower will furnish to the Lenders full information as to the insurance carried.

         SECTION 6.07. FINANCING; NEW INVESTMENTS. Give the Agent (i) written notice of any serious negotiations for debt or equity financing or for the placement of the Borrower's Securities in either a private or public financing, if any of the foregoing transactions are to be in excess of $1,000,000 in any one transaction or series of related transactions, (ii) advance written notice of the formation of any new Significant Subsidiary (as hereinafter defined), the establishment of any new Joint Venture or the commencement of any new Project, which such new Significant Subsidiary shall become a party to this Agreement as a Subsidiary Guarantor hereunder, effective upon the date of such Subsidiary's formation, unless (x) such Subsidiary is a Joint Venture Subsidiary and (y) all of the issued and outstanding equity Securities of such Subsidiary are pledged to the Lenders pursuant to Section 7.05 hereof, and (iii) written notice of the formation of any new Subsidiary which is not a Significant Subsidiary given not later than ten (10) days after such formation, which new Subsidiary shall become a party to this Agreement as a Subsidiary Guarantor hereunder effective upon such Subsidiary's formation; PROVIDED, HOWEVER, that nothing in this Section
6.07 shall be deemed to authorize the Borrower to enter into any such transaction if the same would violate any of the limitations set forth in
Article VII hereof. As used in this Section 6.07, the term "Significant Subsidiary" means a Subsidiary in which the Borrower or another Subsidiary makes investments (whether through the purchase of Capital Stock or instru-ments evidencing debt, advances or loans to such Subsidiary or by the guaranty of Indebtedness of such Subsidiary) in a cumulative amount in excess of $1,000,000.

         SECTION 6.08. COMPLIANCE WITH APPLICABLE LAWS. Promptly and fully comply with, conform to and obey all present and future laws, ordinances, rules, regulations, orders, writs, judgments, injunctions, decrees, awards and all other legal requirements applicable to the Borrower, the Subsidiaries and their respective properties, including Environmental Laws, Regulation Z of the Board of Governors of the Federal Reserve System, the Federal Interstate Land Sales Full Disclosure Act, ERISA and the Florida Land Sales Act, the violation of which would have a Material Adverse Effect on the Borrower or impose a liability on the Lender.

         SECTION 6.09. USE OF PROCEEDS. Use the proceeds of the Advances to repay existing Indebtedness outstanding on the Closing Date, to make the Distributions permitted by the last sentence of Section 7.11, for working capital including interest payments and general partnership purposes.

         SECTION 6.10. FURTHER ASSURANCES. Upon the request of the Agent, promptly perform or cause to be performed any and all acts, execute or cause to be executed any and all documents (including without limitation, financing statements and continuation statements) for filing or recording under the provisions of the Uniform Commercial Code or any other Legal Requirement which is necessary or advisable to maintain in favor of the Agent, for the benefit of the Lenders, Liens on the collateral that are duly perfected in accordance with all applicable Legal Requirements or otherwise appropriately recorded so as to put third parties on notice with respect to the Liens on the collateral.

         SECTION 6.11. APPRAISALS. Within sixty (60) days of the Closing Date, each draft Appraisal furnished pursuant to Section 5.01(m) hereof shall be made final and reviewed for FIRREA compliance by the Agent and each Lender. If and to the extent that any such Appraisal is not satisfactory to the Agent or if the Majority Lenders determine that such Appraisal does not comply with FIRREA, such Mortgaged Property described in such Appraisal shall thereupon no longer be included in the Borrowing Base and Borrower shall, if necessary, make a mandatory prepayment of the Loan in such amount as may be necessary to cause the Borrower to be in compliance with Section 2.02(d) hereof. Furthermore, after each such Appraisal has been approved for FIRREA compliance by the Majority Lenders, and such Appraisal is satisfactory to the Agent, the aggregate appraised value on an "as is basis" of the Mortgaged Property described in such Appraisals must be greater than the aggregate Net Book Value of the Finished Lots, Land Under Development, Entitled Land, and Unentitled Land included in the Borrowing Base at the Closing Date. Upon the request of the Agent, obtain one or more Appraisals at any time; PROVIDED that, so long as no Unmatured Default has occurred and is continuing, the Borrower shall not be required to pay for more than one Appraisal per Property every two years.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that from the date hereof until payment in full of all the Obligations, unless the Required Lenders otherwise shall consent in writing as provided in Section 13.06 hereof, Borrower will not, either directly or indirectly:

         SECTION 7.01. MINIMUM TANGIBLE NET WORTH. Permit the Tangible Net Worth of the Borrower at any time to be less than the sum of (a) $150,000,000, (b) an amount equal to 50% of the cumulative amount of Consolidated Net Income of the Borrower and the Subsidiaries for each fiscal quarter of the Borrower ending after the Closing Date for which the Borrower and the Subsidiaries, taken as a whole, had Consolidated Net Income, and (c) an amount equal to 100% of the aggregate amount of the increase in the consolidated partners' equity of the Borrower resulting from contributions to the capital of the Borrower and the issuance of equity Securities of the Borrower after the Closing Date. For purposes of this Section 7.01, "Consolidated Net Income", when used in respect of any period, shall not include any loss for such period.

         SECTION 7.02.     LIMITATION ON INDEBTEDNESS.

                  (a) MAXIMUM LEVERAGE RATIO. As of the last day of each fiscal quarter of the Borrower, permit the aggregate outstanding amount of the Indebtedness of the Borrower (excluding the Nonrecourse Debt owed by Subsidiaries of the Borrower which are not Subsidiary Guarantors), to exceed 150% of Adjusted Tangible Net Worth.

                  (b) OTHER INDEBTEDNESS. Permit the sum of the Borrower's other Indebtedness (including Nonrecourse Debt, but excluding the Obligations and Nonrecourse Debt of Subsidiaries which are not Subsidiary Guarantors), recourse Indebtedness and Contingent Obligations of Subsidiaries and Joint Ventures (excluding letters of credit related to assets in the Borrowing Base) to exceed 15% of Tangible Net Worth (excluding Tangible Net Worth of any Subsidiary which is not a Subsidiary Guarantor).

         SECTION 7.03. GUARANTIES. Make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary or Joint Venture) or otherwise assume, secure, provide Collateral for, or otherwise hypothecate or transfer any property in respect of, guarantee or in any way become contingently liable or responsible for obligations of any other Person, whether by agreement to purchase those obligations of any other Person, or by agreement for the furnishing of funds through the purchase of goods, supplies or services (whether by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the obligations of any other Person, except for: (a) guaranties of obligations of another Borrower issued in the ordinary course of business; (b) the endorsement of negotiable instruments in the ordinary course of business; (c) guaranties of performance and completion and performance and completion bonds issued in connection with the construction of Real Estate developments owned by the Borrower; (d) guaranties of liabilities incurred by Joint Ventures to which the Borrower or a Joint Venture Subsidiary is a party except as provided in Section 7.02(b) above.

         SECTION 7.04.     SALE OF ASSETS; ACQUISITIONS; MERGER.

         (a)      Do any of the following:

                  (i) sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Borrower and the Subsidiaries (on a consolidated basis) except for the sale of inventory in the ordinary course of business;

                  (ii) merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

                  (iii) dissolve, liquidate or wind up its business by operation of law or otherwise; or

                  (iv) distribute to the partners of the Borrower any Securities of any Subsidiary;

PROVIDED, HOWEVER, that any Subsidiary or any other Person may merge into or consolidate with or may dissolve and liquidate into the Borrower, if (and only if), (1) in the case of a merger or consolidation, the Borrower is the surviving Person, (2) in the case of a merger or consolidation involving the Borrower, the Borrower is the surviving Person, (3) the character of the business of the Borrower and the Subsidiaries on a consolidated basis will not be materially changed by such occurrence, and (4) such occurrence shall not constitute or give rise to an Event of Default or Unmatured Default or a default in respect of any of the covenants contained in any agreement to which the Borrower or such Subsidiary is a party or by which its property may be bound.

         (b) Acquire another Person unless (i) such Person is involved in the acquisition, development and/or sale of Real Estate as its primary business and
(ii) the board of directors or other governing body and such Person approves such acquisition.

         Nothing contained in this Section 7.04, however, shall restrict any sale of assets between the Borrower and any Subsidiary Guarantor, or between Subsidiary Guarantors, which is in compliance with all other provisions of this Agreement and the other Loan Documents.

         SECTION 7.05. INVESTMENTS. Purchase or otherwise acquire, hold or invest in the Securities (whether Capital Stock or instruments evidencing debt) of, make loans or advances to, enter into any arrangements for the purpose of providing funds or credit to, or make any Equity Investment in, any Person which is not on the Closing Date a Subsidiary Guarantor or which becomes a Subsidiary Guarantor upon the making of the investment, except for: (i) Investments in or loans or advances to Joint Ventures to which the Borrower or a Subsidiary is a party, PROVIDED that (A) all such Investments, loans and advances outstanding at any time, not including Investments, loans and advances with respect to Stevenson Ranch Venture L.L.C. and Bressi Ranch, when aggregated with the then outstanding guaranties of the obligations of the Joint Ventures of the type referred to in clause (d) of Section 7.03 hereof do not exceed 25% of Tangible Net Worth and (B) all such Investments, loans and advances made after the Agreement Date with respect to Stevenson Ranch Venture L.L.C. and Bressi Ranch do not exceed an aggregate of $3,000,000 (the "Additional Investment") at any one time outstanding, it being presumed that any payment or distribution made to the Borrower by either Stevenson Ranch Venture L.L.C. or Bressi Ranch, as the case may be, after the date of making such Additional Investment shall be first a repayment or return of such Additional Investment and the balance of such distribution being presumed to be a repayment or return of the Investment made in such entities prior to the Agreement Date, and (ii) with respect to Investments in, or loans and advances to each Joint Venture Subsidiary, all of the issued and outstanding equity Securities of such Joint Venture Subsidiary shall have been pledged to the Agent pursuant to the terms and provisions of the Security Agreement (Capital Stock and Partnership Interests) and such pledge shall not be prohibited by, or result in a breach or violation of, any agreement, indenture or other instrument to which the Borrower or any Subsidiary is a party or is bound; (iii) purchases of direct obligations of the government of the United States of America, or any agency thereof, or obligations unconditionally guaranteed by the United States of America; (iv) certificates of deposit of any bank organized or licensed to conduct a banking business under the laws of the United States or any state thereof having capital, surplus and undivided profits of not less than $100,000,000; (v) Investments in commercial paper which, at the time of acquisition by the Borrower, is accorded an "A" or equivalent rating by any of the Rating Agencies or any other nationally recognized credit rating agency of similar standing; and (vi) Investments in publicly traded, readily marketable securities, traded on a recognized national exchange or over-the-counter, PROVIDED, HOWEVER, that no more than an aggregate of $15,000,000, may be invested in such securities.

         SECTION 7.06. SUBORDINATED DEBT. Directly or indirectly make any payment of principal or interest with respect to any Subordinated Debt prior to the date the same is due, or amend or modify the terms of any Subordinated Debt except for extensions of the due date thereof, or directly or indirectly redeem, retire, defease, purchase, retire or otherwise acquire any Subordinated Debt.

         SECTION 7.07. NO MARGIN STOCK. Use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

         SECTION 7.08. TRANSACTIONS WITH AFFILIATES. Enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate, except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or a Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

         SECTION 7.09. FIXED CHARGE COVERAGE. Permit Free Cash Flow to be less than 125% of the sum of (x) principal payments made on all Indebtedness of the Borrower and the Subsidiaries, (y) Consolidated Interest Incurred and (z) Distributions (other than Distributions permitted by the last sentence of Section 7.11), in each case calculated (i) with respect to the period commencing on the date of the formation of the Borrower and ending on the last day of the quarter in which the first anniversary of the Closing Date occurs, on a cumulative basis, and (ii) commencing with the first day of the first full quarter next following the first anniversary of the Closing Date and on the first day of each quarter thereafter for the four (4) quarters preceding such day.

         SECTION 7.10. PRO FORMA FIXED CHARGE COVERAGE. On the last day of each fiscal quarter next following the Closing Date and the last day of each fiscal quarter thereafter, permit unrestricted cash in excess of $2,000,000 plus the amount, if any, by which the Borrowing Base exceeds all (i) Loans then outstanding under Facility A and Facility B and (ii) then outstanding Facility Letters of Credit Obligations to be less than 125% of the sum of the following for the quarter commencing on such Quarterly Payment Date, (a) required (including but not limited to scheduled) principal payments (remaining after any prepayments), (b) interest payments to be made in said quarter and (c) projected tax distributions which for the purpose of this Agreement shall mean tax payments on the Consolidated Net Income of the Borrower excluding income from Subsidiaries which are not Subsidiary Guarantors or Joint Ventures, calculated at the maximum federal tax rate for a corporation plus the maximum applicable state income tax.

         SECTION 7. 11. RESTRICTIONS ON DISTRIBUTIONS. Permit Distributions by the Borrower to exceed 50% of the Borrower's Consolidated Net Income. The Borrower may elect to make Distributions not more frequently than once per quarter. Free Cash Flow from Subsidiaries which are not Subsidiary Guarantors may be distributed without limitation; PROVIDED no Default or Event of Default then exists or would result from such Distribution. No Distribution (other than for the cash payment of Lennar's and LNR's income taxes related to the Borrower and Distributions from Subsidiaries that are not Subsidiary Guarantors) shall be made until after the first two fiscal quarters next following the Closing Date. No Distributions (other than for the cash payment of Lennar's and LNR's income taxes related to the Borrower) shall be made in any quarter unless the Borrower delivers its quarterly compliance certificate showing compliance with all covenants after giving effect to the Distribution as if it had been made during said the immediately preceding quarter. Any permitted Distributions which are not made in a quarter may be made in the following quarter. Notwithstanding anything in this section to the contrary, the Borrower shall be permitted to make Distributions by way of return of capital to its partners of up to fifty percent (50%) of the Net Book Value of all Mortgaged Property contributed by Lennar (including indirect contributions by way of Capital Stock of Subsidiary Guarantors) to the capital of the Borrower on or before the Closing Date and reflected on Schedule III hereto, PROVIDED that (i) such Distributions do not, individually or in the aggregate, result in an Event of Default or Unmatured Default, (ii) all such Distributions are completed by December 31, 1997, and
(iii) such Distributions do not, individually or in the aggregate, result in a violation of Section 4.31.

         SECTION 7.12.     LIENS AND ENCUMBRANCES.

         (a) NEGATIVE PLEDGE. Grant any Liens on any of its or any Subsidiary's rights, properties or assets other than Permitted Liens.

         (b) NO AGREEMENT FOR NEGATIVE PLEDGE. Agree with any third party not to create, assume or suffer to exist any Lien securing a charge or obligation on or of any of Borrower's or any Subsidiary's property, real or personal, whether now owned or hereafter acquired.

                                  ARTICLE VIII

                                   COLLATERAL

         SECTION 8.01. SECURITY FOR OBLIGATIONS. The Borrower and the Subsidiary Guarantors, respectively, shall grant the Agent, on behalf of the Lenders, as security for the payment in full of all the Borrower Obligations and Subsidiary Guarantor Obligations, a first Lien on all of the Borrower's and each Subsidiary Guarantor's respectively now or hereafter owned assets which are included in the Borrowing Base.

         SECTION 8.02. COLLATERAL DOCUMENTATION. With respect to the assets forming the Borrowing Base as at the Closing Date and any other asset hereafter added to the Borrowing Base, the Borrower and each Subsidiary Guarantor shall deliver to the Agent their respective documentation described in Section 5.01.

         SECTION 8.03. POWERS AND DUTIES OF THE BORROWER AND SUBSIDIARY
                       GUARANTORS WITH RESPECT TO THE COLLATERAL.

         (a) Subject to the provisions of this Agreement, so long as no Event of Default shall have occurred and be continuing, the Borrower and the Subsidiary Guarantors shall have the right to deal with, manage and administer the Collateral and to collect and use the proceeds thereof in such manner as they shall deem appropriate (subject to the provisions of Section 2.02).

         (b) Unless the Borrower shall have been notified, pursuant to Section
9.03 hereof, that it has been discharged from its right to deal with, manage and administer all items of the Collateral, the Borrower shall, subject to the provisions of this Agreement, manage and administer all the Collateral in such manner as they shall deem appropriate, without charge to the Lenders; PROVIDED, HOWEVER, that the Borrower shall remain fully responsible for all its obligations as owner, creditor or otherwise with respect to the Collateral.

         SECTION 8.04. POWER OF ATTORNEY. With respect to the Collateral which the Agent may from time to time hold and/or be entitled to obtain hereunder, the Agent hereby is irrevocably appointed by the Borrower and each Subsidiary Guarantor as Borrower's and each Subsidiary

Guarantor's true and lawful attorney-in-fact with full power, from time to time upon the occurrence and during the continuance of an Event of Default, to (i) take possession of and endorse in Borrower's and each Subsidiary Guarantor's name any pledges, assignments and other documents and any notes, checks, drafts, bills of exchange, money orders and any other documents received in payment for or on account of those assets and properties, (ii) to collect, sue for and give acquittance for moneys due on account of those assets and properties, (ii) to withdraw any claims, suits or proceedings pertaining to or arising out of those assets and properties. The foregoing appointment is with full power of substitution and is coupled with an interest. The Agent shall not be liable for any failure to collect or enforce the payment of any of those assets and properties.

         SECTION 8.05. JOINDER IN SUBDIVISION PLATS, SUBDIVISION MAPS OR PARCEL MAPS. To the extent required by Governmental Authorities, Agent will join in the execution of plats, subdivision maps or parcel maps of the Mortgaged Property and Additional Mortgaged Property (each a "Plat"), which joinder shall be provided within ten (10) Business Days of the fulfillment of each and every one of the following conditions precedent:

                  (i) Lenders shall not incur any liability of any kind in connection with the execution and processing of the Plat, and all reasonable out-of-pocket costs and expenses incurred by Lenders shall be paid by Borrower;

                  (ii) The Borrower, each Subsidiary Guarantor and the Plat shall have complied in all respects with all Governmental Authority requirements; and,

                  (iii) A written commitment from the Title Company that the Title Policy will be endorsed to insure that the Plat is a valid subdivision upon recordation of the Plat.

         SECTION 8.06. SALE OF LOTS. Borrower and the Subsidiary Guarantors shall:

                  (i) Sell all Lots upon a fee simple basis;

                  (ii) Comply with all Legal Requirements affecting the sale of the Lots, or any interest in the Lot or any part of the Lot; and

                  (iii) Assign to Lenders all reservations, deposits, down payments, or the like, under contracts of sale (which contracts of sale shall be expressly inferior and subordinate to the lien of any Mortgage now or hereafter existing which encumbers the subject property) and reservation receipts for lots, or any similar deposits respecting the Project.

         SECTION 8.07. PARTIAL RELEASES OF LOTS. As long as (i) no Event of Default or Unmatured Default has occurred and is continuing, and (ii) all then outstanding Loans do not exceed the Borrowing Base at such time, Lenders agree to grant partial releases of Lots or other Collateral from the Lien of the Mortgage within thirty (30) days of a request therefor in accordance with and subject to all of the following:

                  (i) As necessary to satisfy Legal Requirements, the Plat shall have first been recorded in the public records of the county in which the Lot is located;

                  (ii) The Borrower shall be current in all payments required by this Agreement;

                  (iii) Requests for partial releases must be in writing, delivered to Agent, and accompanied by all data necessary to support the Borrower's entitlement to the partial release, including, without limitation, (a) a partial release form, in form and content satisfactory to Agent; (b) a schedule containing a list of the Lots previously released by Lender, and the Lots remaining to be released; and (c) if the Lots are not described in a recorded Plat, a Survey certified to the Agent in accordance with the Agent's requirements, which survey shall show the unreleased portion of the Real Estate, the location of the Lot to be released and the location of all previously released lots;

                  (iv) The Real Estate encumbered by the Mortgage following the release shall have access to a publicly dedicated right-of-way insured by an access endorsement to the applicable Title Policy to the extent such endorsement is available in the application jurisdiction;

                  (v) The partial release documents shall be prepared by Borrower at Borrower's expense, and must be in form and content satisfactory to the Agent and the Agent's counsel;

                  (vi) Borrower shall pay all out-of-pocket costs of the Agent and the Lenders attendant upon obtaining any partial release; and

                  (vii) The requested release is in connection with payments made pursuant to Sections 2.02(b)(i) and 2.02(b)(ii) and an all-cash sale made in the ordinary course of the Borrower's business of the Real Estate as to which the partial release of the Mortgage is requested;

PROVIDED, HOWEVER, that unless the Required Lenders shall otherwise consent, the Agent shall not be obligated to grant any such release if, after giving effect to such release, the sum of all then outstanding Advances and Letter of Credit Obligations exceeds the sum of (i) the Borrowing Base at such time and (ii) the amount of cash on deposit at such time in the Letter of Credit Collateral Account pursuant to Section 9.02.

         SECTION 8.08. SALE OF ACREAGE. Borrower and the Subsidiary Guarantor shall:

                  (i) Sell all Real estate, not constituting a Lot, upon a fee simple basis;

                  (ii) Comply with all Legal Requirements affecting the sale of such Real Estate; and

                  (iii) Assign to Lenders all reservations, deposits, down payments, or the like under contracts of sale (which contracts of sale shall be expressly inferior and subordinate to the lien of any mortgage now or hereafter existing which encumbers the subject property).

         SECTION 8.09. PARTIAL RELEASES OF ACREAGE AND COMMON AREAS. As long as no Event of Default or Unmatured Default has occurred and is continuing, and
(ii) all then outstanding Loans do not exceed the Borrowing Base at such time, Lenders agree to grant partial releases of Real Estate not constituting Lots from the Lien of the mortgage within thirty (30) days after the request therefor in accordance with and subject to all of the following:

                  (i) The Borrower shall be current in all payments required by this Agreement;

                  (ii) Requests for partial releases must be in writing, delivered to the Agent and accompanied by all data necessary to support the Borrower's entitlement to the partial release, including, without limitation, (a) a partial release form, in form and content satisfactory to the Agent; and (b) a map or sketch showing the real estate to be released and the real estate remaining encumbered by the mortgage;

                  (iii) The Real Estate encumbered by the mortgage following the release shall have access to a publicly dedicated right-of-way insured by an access endorsement to the applicable Title Policy to the extent available in the applicable jurisdiction;

                  (iv) The partial release document shall be prepared by Borrower, at Borrower's expense, and must be in form and content satisfactory to the Agent and the Agent's counsel;

                  (v) Borrower shall pay all out-of-pocket costs of the Agent and the Lenders attendant upon obtaining any partial release;

                  (vii) Unless the Real Estate to be released from the lien of the Mortgage is common area for the use of homeowners in the Project, for which no consideration is to be received by the Mortgagor, the requested release is in connection with payments made pursuant to
         Section 2.02(b)(iii) and an all-cash sale made in the ordinary course of the Borrower's business of the Real Estate as to which the partial release of the Mortgage is requested;

PROVIDED, HOWEVER, that unless the Required Lenders shall otherwise consent, the Agent shall not be obligated to grant any such release if, after giving effect to such release, the sum of all then outstanding Advances and Letter of Credit Obligations exceeds the sum of (i) the Borrowing Base at such time and (ii) the amount of cash on deposit at such time in the Letter of Credit Collateral Account pursuant to Section 9.02.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

         SECTION 9.01. EVENTS OF DEFAULT. The occurrence of any one or more of the following Events shall constitute an "Event of Default":

         (a) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary Guarantor to the Lenders or the Agent under or in connection with this Agreement or any Loan Document shall be false or misleading in any material respect when made;

         (b) any report, certificate, financial statement or other document or instrument furnished in connection with this Agreement or the Loans hereunder shall be false or misleading in any material respect when furnished;

         (c) default shall be made in the payment of (i) the principal of any of the Notes or of any Reimbursement Obligation when and as due and payable, or
(ii) the interest on any of the Notes, any fees or any other sums due pursuant to Article II (other than mandatory prepayments pursuant to Section 2.02), which default continues for five days after the same becomes due and payable;

         (d) default shall be made with respect to any Indebtedness or Contingent Obligations of the Borrower or any Subsidiary Guarantor (other than the Indebtedness evidenced by the Notes), or in any net liabilities under interest rate swap, exchange or cap agreements or any Swap Documents, beyond any applicable period of grace, or default shall be made with respect to the performance of any other obligation incurred in connection with any such Indebtedness or liabilities beyond any applicable period of grace, or default shall be made with respect to any other liability of $100,000 or more, if the effect of any such default is to accelerate the maturity of such Indebtedness or liability or to cause any other liability to become due prior to its stated maturity, or any such Indebtedness or liability shall not be paid when due and such default shall not have been remedied or cured by the Borrower or such Subsidiary Guarantor or waived by the obligor;

         (e) default shall be made in the due observance or performance of any of the provisions of Article VII or Article VIII of this Agreement;

         (f) default shall be made in the due observance or performance of any other covenant, agreement or condition on the part of the Borrower or any Subsidiary Guarantor to be performed under or in connection with this Agreement or any Loan Document, and such default shall have continued for a period of 30 days after the occurrence thereof;

         (g) the Borrower or any Subsidiary Guarantor shall (i) petition or apply for, seek, consent to, or acquiesce in, the appointment of a receiver, trustee, examiner, custodian, liquidator or similar official of the Borrower or any Subsidiary Guarantor or any of its properties or assets, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of or a composition with its creditors, (iv) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (v) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect, or file a petition or an answer seeking dissolution, winding up, liquidation or reorganization or an arrangement with creditors or a composition of its debts or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute or other statute or law for the relief of debtors, or file any answer admitting the material allegations of a petition filed against it in any proceeding under such law, or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or if corporate or other action shall be taken by the Borrower or such Subsidiary Guarantor for the purpose of effecting any of the foregoing, or (vi) fail to contest in good faith any appointment or proceeding described in Section 9.01(h);

         (h) an order, judgment, or decree shall be entered without the application, approval, or consent of the Borrower or any Subsidiary Guarantor by any court of competent jurisdiction appointing a receiver, trustee or liquidator of the Borrower or any Subsidiary Guarantor or a proceeding described in Section 9.01(g) shall be instituted against the Borrower or any Subsidiary Guarantor, and such appointment shall continue undischarged or such proceeding continues undismissed or unstayed for any period of 45 days;

         (i) final judgment for the payment of money in excess of $250,000 shall be rendered against the Borrower or any Subsidiary Guarantor and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed;

         (j) final judgment(s) for the payment of money in excess of an aggregate of $250,000 shall be rendered against the Borrower or any Subsidiary Guarantor after the Closing Date and shall remain undischarged and unstayed for a period of ten days;

         (k) there shall occur any Event or Events which, individually or in the aggregate, shall be deemed by the Required Lenders to have had a Material Adverse Effect;

         (l) The Borrower or any Subsidiary Guarantor shall be the subject of any proceeding or investigation pertaining to the release by the Borrower, any Subsidiary Guarantor or any other Person of any Hazardous Substance into the environment, or any violation of any Environmental Law or any federal, state or local health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect;

         (m) The occurrence of any "default", as defined in any Loan Document (other than this Agreement or the Notes) or the breach of any of the terms or provisions of any Loan Document

(other than this Agreement or the Notes), which default or breach continues beyond any period of grace therein provided;

         (n) An Event of Default (as such term in defined in the Lennar Credit Agreement) under the Lennar Credit Agreement shall have occurred;

         (o) Lennar or its subsidiaries, LNR or its subsidiaries, or any Subsidiary Guarantor shall take any action or threaten to take any action to avoid its obligations under the Lennar and LNR Guaranty or the Subsidiary Guarantees, respectively, including, without limitation, any repudiation, revocation, termination or purported revocation or termination thereof;

         (p) Any Lien that has been granted to the Lenders pursuant hereto no longer continues to be a first priority Lien; or

         (q) Lennar shall cease to own directly or indirectly a 50% interest in the Borrower or Lennar or its Wholly-Owned Subsidiary shall at any time for any reason cease to be the managing general partner of the Borrower.

         SECTION 9.02. ACCELERATION. If any Event of Default described in subsection 9.01(g) or (h) occurs, the obligations of the Lenders to make Loans and of an Issuer to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Event of Default occurs and is continuing, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans and of an Issuer to issue Facility Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower and each Subsidiary Guarantor hereby expressly waives. In addition to the foregoing following the occurrence and during the continuance of an Event of Default, so long as any Facility Letter of Credit has not been fully drawn and has not been canceled or expired by its terms, upon demand by the Agent the Borrower shall deposit in the Letter of Credit Collateral Account cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto. The Borrower shall have no control over funds in the Letter of Credit Collateral Account, which funds shall be invested by the Agent from time to time in its discretion in certificates of deposit of First Chicago having a maturity not exceeding 30 days, so long as the Borrower has provided the Agent with such documents as the Agent shall have requested in order to perfect a security interest in such certificates of deposit. Such funds shall be promptly applied by the Agent to reimburse any Issuer for drafts drawn from time to time under the Facility Letters of Credit. Such funds, if any, remaining in the Letter of Credit Collateral Account following the payment of all of the Borrower Obligations in full shall, unless the Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

         If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and of an Issuer to issue Facility Letters of Credit hereunder as a result of any Event of Default (other than any Event of Default as described in subsection
9.01 (g) or (h) with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         SECTION 9.03.     RIGHTS AS TO COLLATERAL.

         (a) If, on the Maturity Date for Facility A or Facility B, the Borrower shall not have paid in full all the Obligations which are due and payable on such Maturity Date, the Agent, at the direction of the Required Lenders, shall take (and/or shall cause one or more of its designees to take) any or all of the following actions, in addition to and not in derogation of any right contained in the Loan Documents, after giving at least three Business Days' (which notice period the Borrower acknowledges to be adequate and reasonable) written notice to the Borrower (a single such notice being sufficient to entitle the Agent to take one or more of the actions described below):

               (i) prohibit the Borrower from taking any action otherwise permitted by Section 8.03(a) hereof, and/or discharge the Borrower from their right to manage and administer the items of Collateral as provided in Section 8.03(b) hereof;

              (ii) notify the obligors or other parties interested in any item of the Collateral of the interest of the Lenders therein and of any action proposed to be taken with respect thereto, and inform any of those parties that all payments otherwise payable to the Borrower with respect thereto thereafter shall be made to the Agent until all the Obligations have been paid in full;

             (iii) receive and retain all payments and all other distributions of any kind with respect to any and all of the Collateral;

              (iv) exercise any rights of voting or consent pertaining to any item of Collateral to the same extent as if the Agent were the outright owner thereof for the benefit of the Lenders, or cause any item of the Collateral to be transferred to its own name and have such transfer recorded in any place or places deemed appropriate by the Agent;

               (v) deal with the Collateral in all respects as if it were the outright owner thereof for the benefit of the Lenders;

              (vi) take such action as directed by the Required Lenders with respect to the sale, assignment and delivery of the whole of, or from time to time any one or more items of, the Collateral, including, without limitation: to sell, assign and deliver the whole of, or from time to time any part of, the Collateral at any broker's board or at any private sale or at public auction, with or without demand on the Borrower or advertisement of the time or place of sale or adjournment thereof or otherwise, for cash, for credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Required Lenders in their discretion may determine, and the Agent or any of the other Lenders may bid for and purchase the whole or any one or more items of the Collateral so sold free from any right or equity of redemption; to adjourn any such sale or cause the same to be adjourned from time to time to a subsequent time and place announced at the time and place fixed for the sale; and to carry out any agreement to sell any item or items of Collateral in accordance with the terms of such agreement, notwithstanding that after the Agent shall have entered into such agreement, all the Obligations may have been paid in full; and

             (vii) in addition to, and not by way of limitation of, any of the rights specified above, exercise any and all rights and remedies afforded to it, as a secured party in possession of collateral or otherwise, under any and all applicable provisions of laws.

         (b) The Agent, any Person designated by the Agent to take any of the action as enumerated in subsection (a) above, any of the Lenders, and their respective officers, directors, employees, agents and counsel shall not incur any liability (other than for acts or omissions amounting to gross negligence or willful misconduct) as a result of the sale of the Collateral, or any part thereof, in a commercially reasonable manner in accordance with the provisions of subsection (a)(vi) above or of applicable law, or for the failure to sell or offer for sale the Collateral, for any reason whatsoever. The Borrower waives any claims (other than those attributable to acts or omissions amounting to gross negligence or willful misconduct) against the Agent, any Person designated by the Agent to take any action, the Lenders, and their respective officers, directors, employees, agents and counsel arising with respect to the price at which the Collateral, or any part thereof, may have been sold or by reason of the fact that such price was less than the aggregate of all the Obligations, PROVIDED that all such sales have been effected in a commercially reasonable manner.

         (c) The Agent shall collect the cash proceeds received from any sale or other disposition or from any other source contemplated by subsection (a) above and, after deducting all costs and expenses incurred by the Agent, any person designated by the Agent to take any of the actions enumerated in subsection (a) above, and the Lenders (other than in connection with the purchase by any of the Lenders of any item of the Collateral) in connection with such collection and sale (including, without limitation, reasonable counsel fees and expenses), shall apply the same in accordance with the provisions of Section 9.04 below. Noncash proceeds received by the Agent shall be held by it, unless and until instructions are received from the Required Lenders to distribute those proceeds. Upon any such distribution in the order set forth in Section 9.04 below, the Obligations shall be reduced by the fair market value of any such noncash proceeds.

         (d) If the amount of all proceeds received in liquidation of the Collateral which shall be applied to payment of the Obligations shall be insufficient to pay all the Obligations in full, the Borrower acknowledges that it shall continue to remain liable for any deficiency, together with any interest thereon and costs of collection thereof (including reasonable counsel fees and legal expenses), in accordance with the terms of this Agreement and the other Loan Documents. The Agent shall account to the Borrower as to all applications of the proceeds of the Collateral in reduction of the Obligations.

         (e) Notwithstanding the foregoing, none of the provisions of this
Section 9.03 shall confer on the Agent or any of the Lenders any rights or privileges not permissible under applicable law; PROVIDED, HOWEVER, that to the extent the Borrower may waive any provisions of applicable law which would or could be in conflict with the terms of this Section 9.03, the Borrower hereby expressly waives the application of any such laws and provisions.

         (f) In connection with the foregoing provisions of this Section 9.03, the Borrower from time to time promptly shall execute and deliver, or cause to be executed and delivered, to the Agent such reasonable documents and instruments, and take or cause to be taken other reasonable and lawful action, as the Agent reasonably shall deem necessary or desirable to enable it to exercise any of the rights with respect to the Collateral granted to it pursuant to this Section 9.03.

         SECTION 9.04. APPLICATION OF FUNDS. In the event that all the Obligations shall have become or been declared due and payable pursuant to the terms of Section 9.02 hereof, the Lenders agree, by and among themselves (and, with respect to subsection (f) below, with the Borrower), that any funds received from or on behalf of the Borrower (pursuant to the provisions of Section 9.03 or otherwise) by the Agent or any of the Lenders (except funds retained by any Lender pursuant to the terms of Section 11.01 hereof) shall be remitted to the Agent, if received by any Lender, and applied by the Agent (in the case of subsections (c), (d) and (e) below), on a pro rata basis among the Lenders in accordance with their respective percentages of the Loans outstanding at the time of such declaration in the following manner and order:

         (a) first, to pay to or reimburse the Agent for any out-of-pocket expenses for which it is entitled to be paid or reimbursed pursuant to the provisions of Section 13.03 hereof;

         (b) second, to reimburse any of the Lenders pursuant to the provisions of Section 13.03 hereof;

         (c) third, to payment of accrued and unpaid interest due on the Notes;

         (d) fourth, to payment of the outstanding principal of the Notes;

         (e) fifth, to payment in full of all the remaining Obligations (other than Facility Letter of Credit Obligations and Rate Hedging Obligations);

         (f) sixth, if any Facility Letter of Credit remains outstanding, the Agent shall retain in the Letter of Credit Collateral Account an amount equal to the aggregate face amount of all outstanding Facility Letters of Credit;

         (g) seventh, to payment in full of all remaining Rate Hedging Obligations PARI PASSU among those Lenders to whom such Rate Hedging Obligations are owed; and

         (h) eighth, any remainder, including any funds no longer required to remain on deposit pursuant to subsection (f) of this section, shall be returned to the Borrower or as otherwise required by applicable law.

                                    ARTICLE X

                                    THE AGENT

         SECTION 10.01. APPOINTMENT. The First National Bank of Chicago is hereby appointed Agent hereunder and under each other Loan Document and, subject to the provisions of Section 10.13 below, each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article X. The Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement. Bank of America National Trust & Savings Association is hereby appointed to act as Syndication Agent, Comerica Bank is hereby appointed to act as Documentation Agent, and NationsBank, N.A. and Credit Lyonnais Atlanta Agency are hereby appointed as Managing Agents, and Fleet National Bank and Guaranty Federal Bank, F.S.B. are hereby appointed as Co-Agents. Neither the Syndication Agent, the Documentation Agent, nor the Managing Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity.

         SECTION 10.02. POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         SECTION 10.03. GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, any Subsidiary Guarantor, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         SECTION 10.04. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to the Agent; or

(iv) the validity, effectiveness or genuineness (except its own due execution thereof) of any Loan Document or any other instrument or writing furnished in connection therewith. Further, the Agent assumes no obligation to any other Lender as to the collectibility of any Loans made by any Lender to the Borrower. Each Lender expressly acknowledges that the Agent has not made any representations or warranties to it on or prior to the date hereof and that no act by the Agent hereafter taken shall be deemed to constitute any representation or warranty by the Agent to any other Lender. Each Lender acknowledges that it has taken and will take such action and make such investigation as it deems necessary to inform itself as to the affairs and creditworthiness of the Borrower and the Subsidiary Guarantors.

         SECTION 10.05. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         SECTION 10.06. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall not be under a duty to examine into or pass upon the validity, effectiveness, genuineness or value of this Agreement, the Notes or any other document furnished pursuant hereto or thereto or in connection herewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent. The Agent shall not be liable for any action taken or suffered in good faith by it based on or in accordance with any of the foregoing.

         SECTION 10.07. NO WAIVER OF RIGHTS. With respect to its Commitment, Loans made and Facility Letters of Credit issued by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender or Issuer and may exercise the same as though it was not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity as a Lender. The Agent may accept deposits from, lend money to and issue letters of credit for the account of, and generally engage in any kind of business with the Borrower or its Affiliates (including, without limitation, trust, debt, equity and other transactions) in addition to the transaction contemplated by this Agreement or any other Loan Document; it being expressly understood and agreed that neither the Agent nor any other Lender shall be deemed by the execution hereof to have waived any rights under any term loan or other agreement with the Borrower relating to any other business or loans to the Borrower which are not a part of the Aggregate Commitment under this Agreement. Without limiting the generality of the foregoing, each of the Lenders acknowledges and consents to First

Chicago acting as Agent under the Lennar Credit Agreement and the other loan documents referred to in such agreement.

         SECTION 10.08. KNOWLEDGE OF EVENT OF DEFAULT. It is expressly understood and agreed that the Agent shall be entitled to assume that no Event of Default or Unmatured Default has occurred and is continuing, unless the officers of the Agent active on the Borrower's account have actual knowledge of such occurrence or have been notified by a Lender that such Lender considers that an Event of Default or Unmatured Default has occurred and is continuing and specifying the nature thereof.

         SECTION 10.09. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in accordance with their respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

         SECTION 10.10. NOTICES TO THE BORROWER OR SUBSIDIARY GUARANTORS. In each instance that a notice is required, pursuant to the terms hereof, to be given by one or more of the Lenders to the Borrower or a Subsidiary Guarantor, the Lenders desiring that such notice be given shall so advise the Agent (which advice, if given by telephone, shall be promptly confirmed by telex or letter to the Agent at its address listed in the signature pages hereto), which shall transmit such notice to the Borrower or such Subsidiary Guarantor promptly after its having been so advised by the appropriate number of Lenders; PROVIDED, HOWEVER, that subject to the provisions of Section 10.14 hereof, if the Agent shall fail to transmit such notice to the Borrower within a reasonable period of time after its having been so advised by the appropriate number of Lenders, the Lenders desiring that such notice be given may transmit such notice directly to the Borrower and PROVIDED FURTHER, HOWEVER, that, in all cases, notice to the Borrower shall be deemed notice to each Subsidiary Guarantor.

         SECTION 10.11. ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or all Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. Except where an action or inaction is expressly required under this Agreement, the Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders, pro rata in accordance with their respective Pro Rata Shares against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         SECTION 10.12. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and the Subsidiary Guarantors and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         SECTION 10.13. RESIGNATION OR REMOVAL OF THE AGENT. If, at any time, Lenders holding Notes having aggregate outstanding principal balances equal to at least 75% of the then outstanding amount of the Aggregate Commitment (excluding from such computation the Agent and its Notes) shall deem it advisable, those Lenders may submit to the Agent notification by certified mail, return receipt requested of its removal as Agent under this Agreement, which removal shall be effective as of the date of receipt of such notice by the Agent. If, at any time, the Agent shall deem it advisable, in its sole discretion, it may submit to each of the Lenders written notification, by certified mail, return receipt requested, of its resignation as Agent under this Agreement, which resignation shall be effective as of thirty days after the date of such notice. In the event of any such removal or resignation, the Required Lenders may appoint a successor to the Agent. In the event the Agent shall have resigned and/or have been removed and so long as no successor shall have been appointed, the Borrower shall make all payments due each Lender hereunder directly to that Lender and all powers specifically delegated to the Agent by the terms hereof may be exercised by the Required Lenders. Upon the removal or resignation of the Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After the removal or resignation of the Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken while it was acting as the Agent hereunder and under the other Loan Documents.

         SECTION 10.14. BENEFITS OF ARTICLE X. None of the provisions of this
Article X shall inure to the benefit of the Borrower or of any Person other than Agent and each of the Lenders and their respective successors and permitted assigns. Accordingly, neither the Borrower nor any Person other than Agent and the Lenders (and their respective successors and permitted assigns) shall be entitled to rely upon, or to raise as a defense, the failure of the Agent or any Lenders to comply with the provisions of this Article X.

         SECTION 10.15.    AGENT'S CUSTODIAL DUTIES.

         (a) The Agent shall take custody of and hold on behalf of the Lenders the following documents (the "Collateral Documents"):

                  (i) the Borrower Security Documents;

                  (ii) the Subsidiary Guarantor Security Documents;

                  (iii) the Title Policies for each Mortgaged Property;

                  (iv) the Surveys (or plat or subdivision map if no survey has been furnished);

                  (v) the Zoning Certificates;

                  (vi) the stock certificates, certificates of certificated partnership interest and certificates of certificated limited liability company membership interest representing the Capital Stock and partnership and limited liability company interests pledged pursuant to the Security Agreement;

                  (vii) the Environmental Indemnity;

                  (viii) an Appraisal of each Mortgaged Property;

                  (ix) the UCC Search;

                  (x) the Insurance Certificate;

                  (xi) the Environmental Report;

                  (xii) the Borrower's Counsels' Opinions; and

                  (xiii) the Borrower's Organizational Documents.

         (b) The Agent's duties with respect to the Collateral Documents are limited to reviewing the same and verifying that:

                  (i) they appear regular on their face and are in its possession;

                  (ii) that each Collateral Document bears an original signature which appears to be that of a person authorized to sign such document;

                  (iii) there is a loan title commitment which appears to commit to insure the lien of the Mortgage on each of the Mortgaged Properties (and the Title Policy when it is issued pursuant to such commitment);

                  (iv) there is a plat, subdivision map or a Survey apparently prepared by a surveyor for each parcel of Mortgaged Property; and

                  (v) they have received information regarding flood zone verification on each of the Mortgaged Properties.

         (c) At the request of any Lender, at any time, at Borrower's sole cost and expense, the Agent shall cause to be copied any or all of the Collateral Documents and deliver same to such lender.

         SECTION 10.16. COLLATERAL VALUE DETERMINATION; DETERMINATION
ASSUMPTIONS.

         (a) Upon the receipt of each Borrowing Notice, the Agent shall review the computation of the Borrowing Base (a "Collateral Value Determination") and notify each Lender thereof.

         (b) In making any Collateral Value Determination, the Agent shall be permitted to rely, without independent investigation of the correctness thereof, on the most recent information supplied by, or at the direction of, the Borrower pursuant to this Agreement.

                                   ARTICLE XI

                                RATABLE PAYMENTS

         SECTION 11.01. RATABLE PAYMENTS. If any Lender has payment made to it upon any of its Loans or participations in Facility Letters of Credit (other than payments received pursuant to Sections 3.01, 3.02 or 3.04) in a greater proportion than that received by any other Lender with respect to Loans or participations in Facility Letters of Credit, such Lender agrees, promptly upon demand, to purchase a portion of such Loans held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of all Loans or participations in Facility Letters of Credit. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in accordance with their respective Pro Rata Shares. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         SECTION 12.01. SUCCESSORS AND PERMITTED ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Subsidiary

Guarantors and the Lenders and their respective successors and permitted assigns, except that (i) neither the Borrower nor any Subsidiary Guarantor shall have the right to assign its rights or obligations under the Loan Documents and
(ii) any assignment by any Lender must be made in compliance with Section 12.03. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower, any Subsidiary Guarantor, or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.03 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor. A Lender may not assign less than the lesser of its Commitment or $10,000,000.

         SECTION 12.02.    PARTICIPATIONS.

         (a) PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

         (b) VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, Facility Letter of Credit Obligations or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan, Facility Letter of Credit Obligations or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any Subsidiary Guarantor of any such Loan, Facility Letter of Credit Obligations or releases any substantial portion of collateral, if any, securing any such Loan or Facility Letter of Credit Obligations.

         (c) NO SETOFF. No Participant shall have the right of setoff in respect of its participating interest in amounts owing under the Loan Documents without the prior written consent of the Agent.

         SECTION 12.03.    ASSIGNMENTS.

         (a) PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit "C" hereto. Unless an Event of Default has occurred and is continuing, the consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall be substantially in the form attached as Exhibit "C-2" hereto and shall not be unreasonably withheld.

         (b) EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit "C-1" hereto (a "Notice of Assignment"), together with any consents required by Section 12.03(a), and (ii) payment of a $4,000 fee to the Agent for processing such assignment (PROVIDED that no such fee shall be required if the assignee is an Affiliate of an assignor Lender or if the assignee is already a Lender hereunder), such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.03(b), the transferor Lender, the Agent and the Borrower and each Subsidiary Guarantor shall make appropriate arrangements so that replacement Notes and Subsidiary Guarantees are issued to such transferor Lender and new Notes and Subsidiary Guarantees or, as appropriate, replacement Notes and Subsidiary Guarantees, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         (c) DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and the Subsidiaries.

         (d) TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.17.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         SECTION 13.01.    NOTICE.

         (a) Except as otherwise permitted by Section 2.11 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received (or when delivery is refused); any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes and facsimile confirmation in the case of a facsimile).

         (b) The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

         (c) Notice to the Borrower shall be deemed notice to each Subsidiary Guarantor.

         SECTION 13.02. SURVIVAL OF REPRESENTATIONS. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Lenders of any Loans herein contemplated and the execution and delivery to the Lenders of the Notes evidencing the Commitments, and shall continue in full force and effect until all of the Obligations have been paid in full and the Aggregate Commitment has been terminated.

         SECTION 13.03. EXPENSES. The Borrower shall pay (i) all expenses, including attorneys' fees and disbursements (which attorneys may be employees of the Agent or any Lender), incurred by the Agent and any Lender in connection with the administration of this Agreement and the other Loan Documents, any amendments, modifications or waivers with respect to any of the provisions thereof and the enforcement and protection of the rights of the Lenders and the Agent under this Agreement or any of the other Loan Documents, including all recording and filing fees, documentary stamp, intangibles and similar taxes, title insurance premiums, appraisal fees and other costs and disbursements incurred in connection with the taking of collateral and the perfection and preservation of the Lenders' security therein, and (ii) the reasonable fees and the disbursements of Agent's attorneys (which attorneys may be employees of the Agent) in connection with the preparation, negotiation, execution, delivery and review of this Agreement, the Notes and the other Loan Documents (whether or not the transactions contemplated by this Agreement shall be consummated) and the closing of the transactions contemplated hereby.

         SECTION 13.04. INDEMNIFICATION OF THE LENDERS AND THE AGENT. The Borrower shall indemnify and hold harmless the Agent and each Lender, and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to, directly or indirectly, this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder; PROVIDED, HOWEVER, that in no event shall the Agent or a Lender have the right to be indemnified hereunder for its own gross negligence or willful misconduct nor shall the Agent be indemnified against any liabilities which arise as a result of any claims made or actions, suits or proceedings commenced or maintained against any Lender (including the Agent, in its capacity as such) (i) by that Lender's shareholders or any governmental regulatory body or authority asserting that such Lender or any of its directors, officers, employees or agents violated any banking or securities law or regulation or any duty to its own shareholders, customers (excluding the Borrower) or creditors in any manner whatsoever in entering into or performing any of its obligations contemplated by this Agreement or (ii) by any other Lender. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

         SECTION 13.05. MAXIMUM INTEREST RATE. It is the intention of the Lenders and the Borrower that the interest (as defined under applicable law) on the Indebtedness evidenced by the Notes which may be charged to, or collected or received from the Borrower shall not exceed the maximum rate permissible under applicable law. Accordingly, anything herein or in any of the Notes to the contrary notwithstanding, should any interest (as so defined) be charged to, or collected or received from the Borrower by the Lenders pursuant hereto or thereto in excess of the maximum legal rate, then the excess payment shall be applied to the reduction of the aggregate outstanding principal balance of the Obligations, and any portion of the excess payment remaining after payment in full thereof shall be returned by the Lenders to the Borrower.

         SECTION 13.06.    MODIFICATION OF AGREEMENT.

         (a) No modification, amendment or waiver of any provision of this Agreement or the Notes, nor any consent to any departure by the Borrower therefrom, in any event shall be effective unless the same shall be in writing and signed by the Borrower and by the Required Lenders (or by the Agent on their behalf if the Required Lenders have so authorized the Agent), and then the waiver or consent shall be effective only in the specific instance and for the purpose for which given; PROVIDED, HOWEVER, that no such modification, amendment or waiver shall, without the consent of all of the Lenders affected thereby:

                  (i) extend the maturity of any Loan or Note or reduce or forgive the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon;

                  (ii) reduce the percentage specified in the definition of Required Lenders;

                  (iii) extend the Facility A Termination Date or the Facility B Termination Date, as the case may be, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.02, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement;

                  (iv) amend, modify or waive any provision of this Section 13.06; or

                  (v) increase the maximum drawable amount or extend the expiration date of any outstanding Facility Letter of Credit (except as expressly permitted by its terms and in accordance with Section 2.15) or reduce the principal amount of or extend the time of payment of any Reimbursement Obligation or fee associated with any Facility Letter of Credit; or

                  (vi) amend, modify or waive Section 5.03.

         (b) Anything in this Agreement to the contrary notwithstanding, if at a time when the conditions precedent set forth in Article V hereof to any Loan are, in the opinion of the Required Lenders, satisfied, any Lender (a "Defaulting Lender") shall fail to fulfill its obligations to make such Loan and such failure continues for at least two Business Days then, for so long as such failure shall continue, such Defaulting Lender shall (unless the Required Lenders, determined as if such Defaulting Lender were not a "Lender" hereunder, shall otherwise consent in writing) be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement (including, without limitation, under Section 13.06(a)) to have no Loans or Commitments, shall not be treated as a "Lender" hereunder when performing the computation of Required Lenders, and shall have no rights under Section 13.06(a); PROVIDED that any action taken by the other Lenders with respect to the matters referred to in clauses (i) through (v) of Section 13.06(a) shall not be effective as against such Defaulting Lender.

         (c) No amendment, modification or waiver of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. No notice to or demand of the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 13.07. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of an Event of Default or Unmatured Default, or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 13.06, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

         SECTION 13.08. JOINT AND SEVERAL OBLIGATIONS OF BORROWER; SEVERAL OBLIGATIONS OF LENDERS; THIRD PARTY BENEFICIARIES. All obligations, representations and warranties hereunder and under any of the Loan Documents, unless otherwise expressly stated, shall be the joint and several liability of the Borrower and all of the Partners of the Borrower and the Subsidiary Guarantors. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         SECTION 13.09. SEVERABILITY. If any one or more of the provisions contained in this Agreement or the Notes is held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         SECTION 13.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding on all the parties hereto.

         SECTION 13.11. REPRESENTATION AND WARRANTY BY THE LENDERS. The Lenders represent and warrant to the Borrower that the Notes to be acquired by them hereunder will evidence loans made in the ordinary course of their respective commercial banking or real estate lending businesses.

         SECTION 13.12. THE BORROWER AS AGENT FOR EACH SUBSIDIARY GUARANTOR. Pursuant to the terms of the Subsidiary Guarantees, each Subsidiary Guarantor will appoint the Borrower as its agent and attorney-in-fact to execute and deliver any and all documents for an on behalf of each Subsidiary Guarantor in connection with the transactions contemplated by this Agreement or any of the other Loan Documents, or in connection with the amendment, modification or termination of any thereof, and hereby agree that upon execution of any such documents or instruments they shall be binding upon each of the Subsidiary Guarantor. Each Subsidiary Guarantor will further acknowledge that such power is coupled with an interest and may not be revoked.

         SECTION 13.13. LOSS, ETC., NOTES OR SUBSIDIARY GUARANTEES. Upon receipt by the Borrower of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of any of the Notes and/or any Subsidiary Guaranty, upon reimbursement to the Borrower of all reasonable expenses incidental thereto and upon surrender and cancellation of the relevant Note and/or Subsidiary Guaranty, if mutilated, the Borrower shall make and deliver in lieu of that Note or shall cause the Subsidiary Guarantor to make and delivery a new Subsidiary Guaranty (the "Prior Note" or "Prior Guaranty") a new Note or Subsidiary Guaranty of like tenor, except that no reference need be made in the new Note to any installment or installments of principal, if any, previously due and paid upon the Prior Note. Any Note made and delivered in accordance with the provisions of this

Section shall be dated as of the date to which interest has been paid on the unpaid principal amount of the Prior Note.

         SECTION 13.14. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         SECTION 13.15. TAXES. Any taxes (excluding federal, state or local income taxes on the overall net income of any Lender) or other similar assessments or charges payable or ruled payable by any governmental authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

         SECTION 13.16. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         SECTION 13.17. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof; PROVIDED, HOWEVER, that the fees payable by Borrower to First Chicago in consideration of its agreement to serve as Agent hereunder are set forth in a separate letter agreement between Borrower and First Chicago.

         SECTION 13.18. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         SECTION 13.19. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         SECTION 13.20. WAIVER OF JURY TRIAL. THE BORROWER , THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                     [Signatures appear on following pages]

         IN WITNESS WHEREOF, the Borrower and the Lenders have caused this Agreement to be duly executed as of the date first above written.

                            BORROWER:

                            LENNAR LAND PARTNERS, A GENERAL PARTNERSHIP
                            ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA

                            By: Lennar Land Partners Sub, Inc., a Delaware corporation, Managing General Partner

                            By:   /s/ CORY J. BOYDSTON
                                  ----------------------------------------------
                                  Cory J. Boydston, as Vice President

                            Address:
                            700 Northwest 107th Avenue
                            Miami, Florida 33172
                            Attention: ________________________

                            By: LNR Land Partners Sub, Inc., a Delaware corporation

                            By:   /s/ CORY J. BOYDSTON
                                  ----------------------------------------------
                                  ________________, as ____________________

                            Address:
                            700 Northwest 107th Avenue
                            Miami, Florida 33172
                            Attention: ________________________

COMMITMENTS:                LENDERS:
------------                --------
FACILITY A: $11,290,322.58  THE FIRST NATIONAL BANK OF CHICAGO,
FACILITY B: $ 9,032.258.06  Individually and as Agent

                            By: /s/ GREGORY A. GILBERT
                                ------------------------------------------------
                            Gregory A. Gilbert, Vice President

                            Address:
                            The First National Bank of Chicago
                            One First National Plaza
                            14th Floor, Suite 0151
                            Chicago, Illinois 60670-0151
                            Attention: Gregory A. Gilbert, Vice President

                            with a copy to:
                            The First National Bank of Chicago
                            One First National Plaza, Suite 0801
                            Chicago, Illinois   60670-0801
                            Attention: Law Department

FACILITY A: $ 9,677,419.35  NATIONSBANK, N.A.
FACILITY B: $ 7,741,935.48

                            By: /s/ PHILIP CARROLL
                               -----------------------------------------------
                                    Philip Carroll, Senior Vice President

                            Address:
                            100 S.E. 2nd Street, 14th FL
                            Miami, Florida 33131
                            Attention: Mr. Philip Carroll

FACILITY A: $ 9,677,419.35  CREDIT LYONNAIS ATLANTA AGENCY
FACILITY B: $ 7,741,935.48

                            By: /s/ DAVID M. CAWRSE
                               -----------------------------------------------
                                    David M. Cawrse, First Vice President
                                    & Manager

                            Address:
                            303 Peachtree Street, N.E., Suite 4400
                            Atlanta, Georgia 30308
                            Attention: Mr. Kevin Murphy, Vice President

FACILITY A: $ 9,677,419.35  BANK OF AMERICA NATIONAL TRUST &
FACILITY B: $ 7,741,935.48  SAVINGS ASSOCIATION

                            By: /s/ MARK LARIVIERE
                               ----------------------------------------------
                               Mark Lariviere, Vice President

                            Address:
                            231 S. LaSalle, 15th Floor
                            Chicago, Illinois 60697
                            Attention: Mr. Mark Lariviere

FACILITY A: $ 9,677,419.35  COMERICA BANK
FACILITY B: $ 7,741,935.48

                            By: /s/ MARTIN G. ELLIS
                              ------------------------------------------------
                                    Martin G. Ellis, Vice President

                            Address:
                            One Detroit Center
                            500 Woodward Avenue, 9th Floor
                            Detroit, Michigan 48226
                            Attention: Mr. Martin Ellis, Vice President

FACILITY A: $ 8,467,741.94  FLEET NATIONAL BANK
FACILITY B: $ 6,774,193.55

                            By: /s/ JAMES B. MCLAUGHLIN
                               -----------------------------------------------
                                    James B. McLaughlin, Vice President

                            Address:
                            111 Westminster Street
                            RIMO0215 - 8th FL
                            Providence, Rhode Island 02903
                            Attention: Mr. James B. McLaughlin

FACILITY A: $ 8,467,741.94  GUARANTY FEDERAL BANK, F.S.B.
FACILITY B: $ 6,774,193.55

                            By: /s/ RANDALL REID
                              ----------------------------------------------
                                    Randall Reid, Vice President

                            Address:
                            8333 Douglas Avenue
                            Dallas, Texas 75225
                            Attention: Mr. Randy Reid

FACILITY A: $ 6,451,612.90  THE INDUSTRIAL BANK OF JAPAN,
FACILITY B: $ 5,161,290.32  LIMITED, ATLANTA AGENCY

                            By: /s/ KAZUO IIDA
                              ----------------------------------------------
                                    Kazuo Iida, General Manager

                            Address:
                            191 Peachtree Street, Suite 3600
                            Atlanta, Georgia 30303-1757
                            Attention: Mr. Michael Harvey, Vice President

FACILITY A: $ 6,451,612.90  U. S. BANK NATIONAL ASSOCIATION
FACILITY B: $ 5,161,290.32

                            By: /s/ KATHLEEN M. CONNOR
                              ----------------------------------------------
                                    Kathleen M. Connor, Vice President

                            Address:
                            Real Estate Banking Division
                            601 2nd Avenue South
                            First Bank Place
                            Minneapolis, Minnesota 55402
                            Attention: Ms. Kathleen Connor

FACILITY A: $ 6,451,612.90  PNC BANK, NATIONAL ASSOCIATION
FACILITY B: $ 5,161,290.32

                            By: /s/ DOUGLAS G. PAUL
                              ----------------------------------------------
                                    Douglas G. Paul, Vice President

                            Address:
                            Two Tower Center
                            Suite J3-JTTC-18-6
                            East Brunswick, New Jersey 08816
                            Attention: Mr. Douglas G. Paul

FACILITY A: $ 6,451,612.90  SOCIETE GENERALE
FACILITY B: $ 5,161,290.32

                            By: /s/ RALPH SAHEB
                              ----------------------------------------------
                                    Ralph Saheb, Manager

                            Address:
                            303 Peachtree Street, Suite 3840
                            Atlanta, Georgia 30308
                            Attention: Mr. Ed Forseberg

FACILITY A: $ 4,838,709.68  AMSOUTH BANK
FACILITY B: $ 3,870,967.74

                            By: /s/ RONNY HUDSPETH
                              ----------------------------------------------
                                    Ronny Hudspeth, Vice President

                            Address:
                            1900 Fifth Avenue
                            Birmingham, Alabama 35288
                            Attention: Mr. William Staples

FACILITY A: $ 4,032,258.06  BARNETT BANK, N.A., SOUTH FLORIDA
FACILITY B: $ 3,225,806.45

                            By: /s/ CLAY F. WILSON
                              ----------------------------------------------
                              ____________________,_________________________

                            Address:
                            701 Brickell Avenue, 6th FL
                            Miami, Florida 33131
                            Attention: Mr. Clay F. Wilson,
                                       Group Senior Vice President

FACILITY A: $ 4,032,258.06  THE DAI-ICHI KANGYO BANK, LTD.
FACILITY B: $ 3,225,806.45

                            By: /s/ TAKAO MOCHIZUKI
                              ----------------------------------------------
                                    Takao Mochizuki, General Manager

                            Address:
                            Marquis Two Tower, Suite 2400
                            285 Peachtree Center Avenue, N.E.
                            Atlanta, Georgia 30303
                            Attention: Mr. Guenter Kittel

FACILITY A: $ 4,032,258.06  THE FUJI BANK AND TRUST COMPANY
FACILITY B: $ 3,225,806.45

                            By: /s/ TORO UENO
                              ----------------------------------------------
                                    Toro Ueno, Executive Vice President

                            Address:
                            Two World Trade Center, 79th FL
                            New York, New York 10048
                            Attention: Mr. David Lee, Assistant Vice President

FACILITY A: $ 4,032,258.06  KREDIETBANK, N.V.
FACILITY B: $ 3,225,806.45

                            By: /s/ MICHAEL V. CURRAN /s/ ROBERT SNAUFFER
                              ----------------------------------------------
                                    Michael V. Curran, Vice President
                                    Robert Snauffer, Vice President

                            Address:
                            125 West 55th Street
                            New York, New York 10019
                            Attention: Mr. Michael Curran

FACILITY A: $ 4,032,258.06  SAKURA BANK
FACILITY B: $ 3,225,806.45

                            By: /s/ HIROYASU IMANISHI
                              ----------------------------------------------
                                    Hiroyasu Imanishi, V.P. & Senior Manager

                            Address:
                            Marquis 1 Tower
                            245 Peachtree Center Avenue
                            Atlanta, Georgia 30303
                            Attention: Mr. Ric Spenser

FACILITY A: $ 4,032,258.06  SUNTRUST BANK, MIAMI, N.A.
FACILITY B: $ 3,225,806.45

                            By: /s/ ROBERT E. HUMMEL
                              ----------------------------------------------
                                    Robert E. Hummel, Senior Vice President

                            Address:
                            Real Estate Division
                            777 Brickell Avenue
                            Miami, Florida 33131
                            Attention: Mr. Robert Hummel, Senior Vice President

FACILITY A: $ 3,225,806.45  BANQUE PARIBAS
FACILITY B: $ 2,580,645.16

                            By: /s/ DUANE HELKOWSKI /s/ JOHN J. MCCORMICK III
                              ------------------------------------------------
                                    Duane Helkowski, Vice President
                                    John J. McCormick III, Vice President

                            Address:
                            787 Seventh Avenue
                            New York, New York 10019
                            Attention: Mr. Duane Helkowski

                                    GUARANTY

         THIS GUARANTY (this "Guaranty") is made as of the 31st day of October, 1997, jointly and severally by LENNAR CORPORATION, a corporation organized under the laws of the State of Delaware ("Lennar") AND ITS SUBSIDIARIES LISTED ON
SCHEDULE I ATTACHED HERETO (the "Lennar Subsidiaries; and together with Lennar the "Lennar Guarantors"), LNR PROPERTY CORPORATION, a corporation organized under the laws of the State of Delaware ("LNR") AND ITS SUBSIDIARIES LISTED ON
SCHEDULE II ATTACHED HERETO (the "LNR Subsidiaries"; and together with LNR the "LNR Guarantors") in favor of the Agent, for the ratable benefit of the Lenders, under the Credit Agreement referred to below. The Lennar Guarantors and the LNR Guarantors are hereinafter referred to collectively as the "Guarantors").

                                    RECITALS

         A. Lennar Land Partners, a general partnership formed under the laws of the State of Florida (the "Borrower"), and The First National Bank of Chicago, as Agent (the "Agent"), and certain other Lenders from time to time party thereto have entered into a certain Credit Agreement dated as of even date herewith (as same may be amended, modified, extended or restated from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by the Lenders to the Borrower;

         B. It is a condition precedent to the obligations of the Agent and the Lenders under the Credit Agreement (including obligations to make Advances and issue Facility Letters of Credit) that the Guarantors shall have executed and delivered this Guaranty whereby the Guarantors shall jointly and severally guarantee the payment when due, of all principal, interest, fees and other amounts that shall be at any time payable by the Borrower under the Credit Agreement and the Notes and the other Loan Documents referred to therein.

         C. Lennar indirectly owns a 50% interest in the Borrower through its wholly-owned subsidiary Lennar Land Partners Sub, Inc. and LNR indirectly owns a 50% interest in the Borrower through LNR Land Partners Sub, Inc,. a wholly-owned subsidiary of Leisure Colony Management Corp., which is a wholly-owned subsidiary of LNR, and each of the Guarantors will derive direct and indirect economic benefit from the Loans and Facility Letters of Credit.

         D. In order to induce the Lenders and the Agent to enter into the Credit Agreement, each of the Guarantors is willing to guarantee the obligations of the Borrower under the Credit Agreement, the Notes and the other Loan Documents.

                                    AGREEMENT

         In consideration of the forgoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

         SECTION 2.01. REPRESENTATIONS AND WARRANTIES. Each of the Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing Date under the Credit Agreement) that:

                  (a) it (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its business, properties, assets, condition (financial or otherwise), results of operations, or prospects;

                  (b) it has all necessary corporate power and authority to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action; and this Guaranty has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles; and

                  (c) neither the execution and delivery by it of this Guaranty nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, its certificate of incorporation or by-laws or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which it is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of its revenues or assets pursuant to the terms of any such agreement or instrument.

         SECTION 2.02. COVENANTS. Each of the Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any Note shall remain unpaid, that it will cause the Borrower to, fully comply with those covenants and agreements set forth in the Credit Agreement.

         SECTION 3. THE GUARANTY. The Guarantors hereby jointly, severally and unconditionally guarantee the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Borrower pursuant to the Credit Agreement, and the full and punctual payment of all other amounts payable by the Borrower under the Credit Agreement and the other Loan Documents including, without limitation, the Obligations (all of the foregoing being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Borrower to pay punctually any such amount, each of the Guarantors agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note or the relevant Loan Document, as the case may be.

         SECTION 4. GUARANTY UNCONDITIONAL. The obligations of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under the Credit Agreement, any Note, or any other Loan Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Obligations;

                  (b) any modification, amendment, renewal or restatement of or supplement to the Credit Agreement, any Note or any other Loan Document;

                  (c) any release, exchange, enforcement, waiver, (whether intentional or unintentional) nonperfection, invalidity, purchase at a public or private sale, or application and direction of order or manner of sale in the Agent's discretion, of any direct or indirect security or any part thereof for any obligation of the Borrower under the Credit Agreement, any Note, the Security Agreement (Capital Stock and Partnership Interest), any Loan Document, or any obligations of any other guarantor of any of the Obligations;

                  (d) any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of any of the Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or any other guarantor of any of the Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other guarantor of any of the Obligations;

                  (e) the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other guarantor of any of the Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

                  (f) any invalidity or unenforceability relating to or against the Borrower, or any other guarantor of any of the Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, or any other guarantor of any of the Obligations, of the principal of or interest on any Note or any other amount payable by the Borrower under the Credit Agreement, the Notes or any other Loan Document; or

                  (g) any other act or omission to act or delay of any kind by the Borrower, any other guarantor of any of the Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor's obligations hereunder.

         SECTION 5. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Guarantors' obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower or any other party under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         SECTION 6. WAIVER OF RIGHTS.

                  (a) Each of the Guarantors waives the right to require the Agent or any of the Lenders to proceed against the Borrower or any other Person liable on the Obligations, to proceed against or exhaust any security held from the Borrower or any other Person, or to pursue any other remedy in the Agent's or any of the Lenders's power whatsoever and each of the Guarantors waives the right to have the property of the Borrower first applied to the discharge of the Obligations. Either the Agent or any of the Lenders may, at its election, exercise any right or remedy it may have against the Borrower or any security held by the Agent or any Lenders, including, without limitation, the right to foreclose upon any such security by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, without affecting or impairing in any way the liability of the Guarantors hereunder, except to the extent the Obligations have been paid, and each of the Guarantors waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Guarantors against the Borrower or any such security, whether resulting from such election by the Agent or any Lenders or otherwise. Each of the Guarantors waives any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (including without limitation, any intervention or omission by the Agent or any Lenders) of the liability, either in whole or in part, of the Borrower to the Agent or any Lenders for the Obligations. Each of the Guarantors understands that if all or any part of the liability of the Borrower to the Agent or any Lenders for the Obligations is secured by real property each of the Guarantors shall be liable for the full amount of its liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing the Guarantors' right to proceed against the Borrower. Each of the Guarantors hereby waives, to the fullest extent permitted by law, all rights and benefits under Section 2809 of the California Civil Code purporting to reduce a guarantor's obligations in proportion to the obligation of the principal. Each of the Guarantors hereby waives all rights and benefits under Section 580a of the California Code of Civil Procedure purporting to limit the amount of any deficiency judgment which might be recoverable following the occurrence of a trustee's sale under a deed of trust, all rights and benefits under Section 580b of the California Code of Civil Procedure stating that no deficiency may be recovered on a real property purchase money obligation and all rights and benefits under Section 580d of the California Code of Civil Procedure stating that no deficiency may be recovered on a note secured by a deed of trust on real property in case such real property is sold under the power of sale contained in such deed of trust, if such sections, or any of them, have any application hereto or any application to the Guarantors. In addition, each of the Guarantors hereby waives, to the fullest extent permitted by law, (i) any defense arising as a result of any election by the Agent or any Lenders, in any proceeding instituted under the Bankruptcy Code, under Section 1111(b)(2) of the Bankruptcy Code, (ii) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code, (iii) any defense arising as a result of any election made by the Agent or any Lenders under Section 9501(4) of the California Uniform Commercial Code, and (iv) without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to the Guarantors under California Civil Code Sections 2810, 2819, 2839, 2845, 2818, 2849, 2850, 2899, and 3433.

                  (b) Each of the Guarantors expressly acknowledges that it will be and remain fully liable for the Guaranteed Obligations hereunder even if, as a result of any exercise of the power of sale under the Mortgages and/or any other election of remedies by the Agent or any Lenders under the Mortgages and/or any of the other Loan Documents or for any other reason, any rights of reimbursement, contribution or subrogation on the part of the Guarantors against the Borrower, in respect of the Mortgaged Property or from or against any other guarantor has been destroyed or impaired. Each of the Guarantors further expressly acknowledges that it could, in the absence of the waivers and agreements set forth herein, have one or more defenses to or otherwise be exonerated from the obligations and liabilities arising under this Guaranty as a result of any such election of remedies by the Agent or any Lenders, including, without limitation, exercise of the power of sale under the Mortgages, and each of the Guarantors hereby knowingly, expressly and irrevocably waives each and every such defense to its liability hereunder, and expressly acknowledges the reliance hereon of the Agent and the Lenders.

         SECTION 7. WAIVER OF NOTICE. The Guarantors irrevocably waive acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Obligations, or any other Person.

         SECTION 8. SUBROGATION. The Guarantors hereby agree not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Borrower arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Obligations by the other Guarantor unless and until the Guaranteed Obligations are paid in full and any commitment to lend under the Credit Agreement and other Loan Documents is terminated.

         SECTION 9. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any Note or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

         SECTION 10. NOTICES. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Section 13.01 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (PROVIDED that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

         SECTION 11. NO WAIVERS. No failure or delay by the Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law. Each of the Guarantors assumes the responsibility for being and keeping itself informed of the financial condition of the Borrower and of all other circumstances bearing upon the risk of nonpayment of the Obligations which diligent inquiry would reveal, and agrees that the Agent and the Lenders shall have no duty to advise the Guarantors of information known to the Agent or the Lenders regarding such condition or any such circumstances.

         SECTION 12. SUCCESSORS AND ASSIGNS. This Guaranty is for the benefit of the Agent and the Lenders and their respective successors and permitted assigns and, in the event of an assignment of any amounts payable under the Credit Agreement, the Notes or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and permitted assigns.

         SECTION 13. CHANGES IN WRITING. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Agent with the consent of the Required Lenders.

         SECTION 14. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. EACH OF THE GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE GUARANTORS, AND THE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 15. TAXES, ETC. All payments required to be made by any of the Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxies, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, PROVIDED, HOWEVER, that if any of the Guarantors is required by law to make such deduction or withholding, such Guarantor shall forthwith pay to the Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender, as applicable, equaling the full amount which would have been received by the Agent or any Lender, as applicable, had no such deduction or withholding been made.

         IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

                           LENNAR CORPORATION AND EACH OF THE SUBSIDIARIES OF LENNAR CORPORATION LISTED ON SCHEDULE I

                           By: /S/ STUART A. MILLER
                               ------------------------------------------------
                               Stuart A. Miller,  President or authorized
                               signatory of each of such corporations

                           LNR PROPERTY CORPORATION AND EACH OF THE SUBSIDIARIES OF LNR PROPERTY CORPORATION LISTED ON SCHEDULE II

                           By: /S/ STUART A. MILLER
                               ------------------------------------------------
                               Name: Stuart A. Miller
                               Title:  Chairman of the Board or authorized
                                       signatory of each of such corporations

                                   SCHEDULE I

                         LENNAR CORPORATION SUBSIDIARIES

                                   SCHEDULE II

                      LNR PROPERTY CORPORATION SUBSIDIARIES


                                      -10-